Prospectus Supplement

(To prospectus dated November 9, 2017)

Filed pursuant to Rule 424b5

Registration No. 333-221228

Second Sight Medical Products, Inc.

Approximately $40,000,000 of Units

Consisting of Up to 50,000,000 Shares of Common Stock

and Warrants to Purchase Up to 50,000,000 Shares of Common Stock

We are distributing to holders of our common stock, at no charge, non-transferable subscription rights to purchase units. Each unit, which we refer to as a Unit, consists of one share of common stock and one warrant representing the right to purchase one share of common stock, which we refer to as the Warrants. We refer to the offering that is the subject of this prospectus as the Rights Offering. This prospectus supplement also relates to the offering of the shares of common stock issuable upon exercise of the Warrants.

In the Rights Offering, you will receive the right (“Subscription Rights”) to invest $0.53 for each share of common stock you own at 5:00 p.m. New York time on January 15, 2019, the record date of the Rights Offering, or the Record Date. The Subscription Rights will expire if they are not exercised by 5:00 p.m. New York time on February 15, 2019, which we refer to as the Expiration Date. Once made, all exercises of Subscription Rights are irrevocable. The common stock and the Warrants comprising the Units will separate upon the effectiveness of the exercise of the Subscription Rights and will be issued as separate securities. The Subscription Rights will not be tradable.

Each Subscription Right entitles you to invest $0.53 toward the purchase of Units at a subscription price per Unit of the lower of (i) $0.98 or (ii) the volume weighted average price of our common stock for the five trading day period through and including the Expiration Date, which we refer to as the Subscription Price. Each Warrant entitles the holder to purchase one share of common stock at an exercise price of $1.47. The term of the Warrants, including existing Warrants that we issued in March 2017, will be extended from 5:00 p.m. New York time on March 14, 2022 through 5:00 p.m. New York time on March 14, 2024, contingent upon our receiving gross proceeds from the Rights Offering in an amount of at least $20 million by the Expiration Date or, if the Rights Offering is extended, within 30 days thereafter. If the Company receives less than $20 million, the expiration date of the Warrants will remain unchanged and not be extended and purchasers of Units in this Rights Offering will receive Warrants which expire at 5:00 p.m. New York time on March 14, 2022.

If you exercise your Subscription Rights to invest $0.53 per share owned on the Record Date (“Basic Subscription Rights”) in full, and other shareholders do not fully exercise their Basic Subscription Rights, you will be entitled to an over-subscription privilege to purchase a portion of the unsubscribed Units at the Subscription Price, subject to proration and ownership limitations, which we refer to as the Over-Subscription Privilege. Each Subscription Right consists of a Basic Subscription Right and an Over-Subscription Privilege. The number of Units that you will obtain will equal the accepted dollar amount of your investment divided by the Subscription Price rounded down to the nearest whole Unit. If all the Subscription Rights are exercised, the total gross proceeds to us from the sale of Units offered in the Rights Offering would be approximately $40.5 million.

We have the option to extend the Rights Offering and the period for exercising your Subscription Rights for a period not to exceed 30 days, although we do not presently intend to do so.

We have no dealer-manager for this offering and have not entered into any other standby purchase agreement or other similar arrangement in connection with the Rights Offering. There is no minimum amount necessary to be received in order for us to close the Rights Offering.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-25 of this prospectus supplement. You should carefully consider these risk factors, as well as the other information contained in this prospectus, before you invest.

Broadridge Corporate Issuer Solutions, Inc. will serve as the Subscription Agent for the Rights Offering. The Subscription Agent will hold the funds we receive from subscribers until we complete, abandon or terminate the Rights Offering. Broadridge Corporate Issuer Solutions, Inc. will also serve as Information Agent for the Rights Offering. If you want to participate in this Rights Offering and you are the record holder of your shares, we recommend that you submit your subscription documents to the Subscription Agent well before the Expiration Date. If you want to participate in this Rights Offering and you hold shares through your broker, dealer, bank, or other nominee, you should promptly contact your broker, dealer, bank, or other nominee and submit your subscription documents in accordance with the instructions and within the time period provided by your broker, dealer, bank, or other nominee. See “The Rights Offering – The Subscription Rights.”

Our board of directors reserves the right to terminate the Rights Offering for any reason at any time before the closing of the Rights Offering. If we terminate the Rights Offering, all subscription payments received will be returned within 10 business days, without interest or penalty. The Subscription Price will be determined on the Expiration Date and will be the lower of (i) $0.98 or (ii) the volume weighted average price of our common stock for the five trading day period through and including the Expiration Date per Unit. The Subscription Agent will confirm the number of Units to be received by each shareholder who has properly subscribed for Units in this Rights Offering and will issue refunds to subscribers as may be appropriate within about three business days following the Expiration Date.

Our common stock and Warrants are listed on The Nasdaq Capital Market, or Nasdaq, under the symbols “EYES” and “EYESW,” respectively. On January 7, 2019, the last reported sale price of our common stock was $0.98 per share and the last reported sale price of our Warrants was $0.3189 on January 7, 2019.

The Subscription Rights may not be sold, transferred or assigned and will not be listed for trading on Nasdaq or any other stock exchange or market. You are urged to obtain a current price quote for our common stock and Warrants before exercising your Subscription Rights.

Our Board of Directors makes no recommendation regarding your exercise of the Subscription Rights. You will not be able to determine the Subscription Price until after expiration of the Rights Offering and accordingly you will not be able to know the number of Units you might receive or the amount of any refund that may be due to you until after the Expiration Date. You should carefully consider whether to exercise your Subscription Rights before the Expiration Date. You may not revoke or revise any exercises of Subscription Rights once made.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement is January 7, 2019

  Prospectus Supplement

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus form a part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission utilizing a “shelf” registration process. This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of the Rights Offering. The second part, the accompanying prospectus, provides more general information about the securities we may offer from time to time, some of which may not apply to the securities offered by this prospectus supplement. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. Before you invest, you should carefully read this prospectus supplement, the accompanying prospectus, all information incorporated by reference herein and therein, and the additional information described under “Where You Can Find More Information” on page S-72 of this prospectus supplement. These documents contain information you should consider when making your investment decision. This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference therein. Similarly, to the extent that any statement that we make in a document that is dated after this prospectus supplement and is incorporated by reference herein is inconsistent with statements made in this prospectus supplement, the statements made in such document will be deemed to modify or supersede those made in this prospectus supplement.

We have not authorized any person, other than Broadridge Corporate Issuer Solutions, Inc. as Information Agent, to provide you with any information regarding the Rights Offering. We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement, the accompanying prospectus and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and/or the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement and/or the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the prospectus supplement and the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless the context otherwise requires, references in this prospectus to “Second Sight,” “the Company,” “we,” “us” and “our” refer to Second Sight Medical Products, Inc. Second Sight®, the Second Sight logo, FLORA®, Argus®, and Orion® are registered trademarks of Second Sight Medical Products. Inc. All other product and company names are trademarks of their respective owners.

QUESTIONS AND ANSWERS RELATING TO THE RIGHTS OFFERING

The following are examples of what we anticipate will be common questions about the Rights Offering. The answers are based on selected information included elsewhere in this prospectus supplement. The following questions and answers do not contain all of the information that may be important to you and may not address all of the questions that you may have about the Rights Offering. This prospectus supplement and the information incorporated by reference contains more detailed descriptions of the terms and conditions of the Rights Offering and provides additional information about us and our business, including significant risks related to the Rights Offering, the Units offered hereby, our common stock and warrants underlying the Units, and our business. We urge you to read this entire prospectus supplement and the information incorporated by reference.

Why are we conducting the Rights Offering?

We are conducting the Rights Offering to raise additional capital principally to

●	continue gathering clinical and performance data to support safety and efficacy of Orion;

●	complete ongoing development of Argus® 2s, the Company’s next-generation externals and seek regulatory approvals;

●	advance research in areas such as eye-tracking and object recognition; and

●	for other operating and general corporate purposes.

What is the Rights Offering?

We are distributing, at no charge, to record holders of our common stock, non-transferable Subscription Rights to purchase Units at the price, which we refer to as the Subscription Price, of the lower of (i) $0.98 or (ii) the volume weighted average price of our common stock for the five trading day period through and including the Expiration Date per Unit. Each Unit consists of one share of common stock and one Warrant representing the right to purchase one share of common stock at an exercise price equal to $1.47 per share. The term of the Warrants will be extended from 5:00 p.m. New York time on March 14, 2022 through 5:00 p.m. New York time on March 14, 2024, contingent upon the Rights Offering resulting in gross proceeds in an amount of at least $20 million by the Expiration Date (or within 30 days thereafter if the Rights Offering is extended). If the Company receives gross proceeds of less than $20 million, then the expiration date of the Warrants will remain unchanged and not be extended and purchasers of Units in this Rights Offering will receive Warrants which expire at 5:00 p.m. New York time on March 14, 2022. The Subscription Rights will not be tradable.

Holders of our shares have the right to invest $0.53 for each share of common stock they own at 5:00 p.m. New York Time on January 15, 2019, or the Record Date. Upon valid exercise of the Subscription Rights, the common stock and Warrants included in the Units will separate and will be issued as separate securities.

What are the Basic Subscription Rights?

For each whole share of common stock you owned as of the Record Date, you will receive Subscription Rights which give you the opportunity to invest $0.53 for each share of our common stock that you owned on the Record Date. Each Unit consists of one share of our common stock and one Warrant to purchase one additional share of our common stock at an exercise price equal to $1.47 per share before 5:00 p.m. New York time on March 14, 2024, if at least $20 million is raised in this Rights Offering, or at 5:00 p.m. New York time on March 14, 2022, if less than $20 million is raised.  For example, if you owned 1,000 shares of our common stock as of the Record Date, you would have the right to invest $0.53 for each share of common stock you own as of the Record Date, or $530, at the Subscription Price. If you invest $530, and $0.98 is lower than the volume weighted average price of our common stock for the five trading day period through and including the Expiration Date, then the Subscription Price will be $0.98, you would receive 540 Units, consisting in the aggregate of 540 shares of our common stock and Warrants to purchase 540 shares of our common stock which will be rounded down to the nearest whole Unit and a refund of the remaining investment amount. If you invest $530 and the volume weighted average price of our common stock for the five trading day period through and including the Expiration Date is lower than $0.98, then the Subscription Price will be equal to such weighted average price and you would receive a number of units equal to the quotient of $530 divided by such weighted average price, rounded down to the nearest whole Unit, and a refund of the remaining investment amount. You may exercise all or a portion of your Basic Subscription Rights or you may choose not to exercise any Basic Subscription Rights at all. Subscription Rights may only be exercised in aggregate for whole numbers of shares of our common stock; no fractional shares of our common stock or warrants exercisable for fractional shares will be issued in the Rights Offering.

If you are a record holder of our common stock, the amount that you may invest pursuant to your Basic Subscription Rights is indicated on the enclosed Rights Certificate. If you hold your shares in the name of a broker, dealer, bank, or other nominee who uses the services of the Depository Trust Company, or DTC, you will not receive a Rights Certificate. Instead, DTC will issue one Subscription Right to your nominee record holder for each share of our common stock that you own as of the Record Date. If you are not contacted by your nominee, you should contact your nominee as soon as possible.

What is the Over-Subscription Privilege?

If you exercise your Basic Subscription Rights in full, you may also choose to exercise your Over-Subscription Privilege to invest additional amounts that the other record holders do not subscribe for through the exercise of their Basic Subscription Rights. You should indicate on your Rights Certificate, or the form provided by your nominee if your shares are held in the name of a nominee, how much of an additional investment you would like to make pursuant to your Over-Subscription Privilege.

Subject to stock ownership limitations, if a sufficient number of Units is available after determining the Subscription Price, we will seek to honor your Over-Subscription request in full. If Over-Subscription requests result in exceeding the amounts available for investment, however, we will allocate the available Units pro-rata among the record holders exercising the Over-Subscription Privilege in proportion to the number of shares of our common stock each of those record holders owned on the Record Date. If this pro rata allocation results in any shareholder receiving a greater number of Units at the Subscription Price than the shareholder subscribed and paid for pursuant to the exercise of the Over-Subscription Privilege, then such shareholder will be allocated only that number of Units at the Subscription Price for which the shareholder was entitled to oversubscribe, and the remaining Units will be allocated among all other shareholders exercising and investing in the Over-Subscription Privilege on the same pro rata basis described above. The proration process will be repeated until all Units have been allocated or all Over-Subscription exercises have been fulfilled, whichever occurs earlier. Although Gregg Williams, the Chairman of the Board of Directors, has advised us that he intends to exercise Subscription Rights, including Over-Subscription Privileges subject to availability, to acquire Units at the Subscription Price, for an aggregate investment of up to $20 million, Mr. Williams is under no obligation to do so. Mr. Williams, at his discretion, may seek to subscribe for more or less than the foregoing amount. The exact number of Units which Mr. Williams may acquire will be subject to allocations of Units pro rata among the record holders exercising the Over-Subscription Privilege as indicated above.

To properly exercise your Over-Subscription Privilege, you must deliver to the Subscription Agent the subscription payment related to your Over-Subscription Privilege before the Rights Offering expires. Because we will not know the total number of Units that may be issued prior to the expiration of the Rights Offering, if you wish to maximize the number of Units you purchase pursuant to your Over-Subscription Privilege, you will need to deliver payment in an amount equal to the aggregate subscription price for the maximum amount you wish to invest at the Subscription Price, assuming that no shareholder other than you has exercised Basic Subscription Privileges and Over-Subscription Privileges.

Fractional Units resulting from the exercise of the Subscription Rights will be eliminated by rounding down to the nearest whole Unit, and the total subscription payment will be adjusted accordingly. See “The Rights Offering — The Subscription Rights — Over-Subscription Privilege.” To the extent your investment amount results in exercising your Over-Subscription Privilege for a number of Units that exceeds the number of unsubscribed Units available to you at the Subscription Price, any excess subscription payments will be returned to you within 10 business days after the expiration of the Rights Offering, without interest or penalty.

Broadridge Corporate Issuer Solutions, Inc., our Subscription Agent, will determine the Over-Subscription allocation based on the formula described above.

What are the limitations on the exercise of the Basic Subscription Rights and Over-Subscription Privilege?

In the event that the exercise by a shareholder of the Basic Subscription Right or the Over-Subscription Privilege could, as determined by the Company in its sole discretion, potentially result in a limitation on the Company’s ability to use net operating losses, tax credits and other tax attributes, which we refer to as the “Tax Attributes,” under the Internal Revenue Code of 1986, as amended, which we refer to as the “Code,” and rules promulgated by the Internal Revenue Service, the Company may, but is under no obligation to, reduce the exercise by such shareholder of the Basic Subscription Right and/or the Over-Subscription Privilege to such number of Units as the Company in its sole discretion shall determine to be advisable in order to preserve the Company’s ability to use the Tax Attributes.

What are the terms of the Warrants?

The Warrants being issued in this Rights Offering are identical in terms to those previously issued by the Company as a part of a rights offering completed in March 2017 and are listed for trading on Nasdaq under the “EYESW” trading symbol. Each Warrant entitles the holder to purchase one share of common stock at an exercise price equal to $1.47 per share. The term of the Warrants, including the existing warrants issued in March 2017, will be extended from 5:00 p.m. New York time on March 14, 2022 through 5:00 p.m. New York time on March 14, 2024, contingent upon our receiving gross proceeds from this Rights Offering of at least $20 million by the Expiration Date (or within 30 days thereafter if the Rights Offering is extended). If we receive gross proceeds amounting to less than $20 million, then the expiration date of the Warrants will remain unchanged and not be extended and purchasers of Units will receive Warrants in the Rights Offering which expire at 5:00 p.m. New York time on March 14, 2022. After March 14, 2019, our board of directors at its discretion may redeem the Warrants on 30 days’ notice if shares of our common stock trade for at least $2.94 per share for 15 consecutive trading days or more at a redemption price of $0.01 per Warrant. Holders will be able to sell or exercise Warrants prior to any announced redemption date. See “Description of Securities - Warrants Included in Units Issuable in the Rights Offering.”

Will fractional shares be issued upon exercise of Subscription Rights or upon the exercise of Warrants?

No. We will not issue fractional shares of common stock in the Rights Offering. Rights holders will only be entitled to purchase a number of Units representing a whole number of shares of common stock, rounded down to the nearest whole number of Units a holder would otherwise be entitled to purchase. Any excess subscription payments received by the Subscription Agent will be returned within 10 business days after expiration of the Rights Offering, without interest or penalty. Similarly, no fractional shares of common stock will be issued in connection with the exercise of a Warrant.

What effect will the Rights Offering have on our outstanding common stock?

Based on 76,336,215 shares of common stock outstanding as of December 31, 2018, assuming no other issuance of our common stock prior to the Record Date and Expiration Date, if, for example, the Rights Offering is fully subscribed at an estimated price based upon our closing stock price at January 7, 2019 of $0.98 per Unit, we will issue approximately 41,283,871 shares of common stock, and Warrants to purchase an additional 41,283,871 shares of common stock, to shareholders who exercise their Subscription Rights, and we will thereafter have approximately 117,620,086 shares of our common stock issued and outstanding, assuming no exercise of the Warrants. The exact number of shares and Warrants that we will issue in this Rights Offering will depend on the number of Units that are subscribed for in the Rights Offering. The number of shares of our common stock that we may issue in the Rights Offering will not exceed 50 million shares. In that event, by way of illustration, if the Rights Offering is fully subscribed at a price of less than $0.80 per Unit holders of our common stock would receive a number of Units that is less than their full Basic Subscription Rights which will be allocated pro rata to their respective interests, with any excess investment to be refunded.

What effect will the Rights Offering have on our outstanding Warrants?

Based on 14,449,286 warrants outstanding as of December 31, 2018, assuming no exercise transactions by any holder of warrants prior to the Expiration Date, if, for example, the Rights Offering is fully subscribed at an estimated price based upon our closing stock price at January 4, 2019 of $0.9722 per Unit, we will issue approximately 41,615,093 Warrants to purchase shares of common stock to shareholders who exercise their Subscription Rights, and we will thereafter have approximately 56,064,379 warrants to purchase shares of our common stock issued and outstanding. The exact number of shares and Warrants that we will issue in this Rights Offering will depend on the number of Units that are subscribed for in the Rights Offering. The number of Warrants that we may issue in the Rights Offering will not exceed 50 million Warrants. In that event as noted above, by way of illustration, if the Rights Offering is fully subscribed at a price of $0.778 per Unit, holders of our common stock would receive a number of Units that is less than their full Basic Subscription Rights which will be allocated pro rata to their respective interests, with any excess investment to be refunded.

How was the Subscription Price determined?

In determining how to establish the Subscription Price, our board of directors considered, among other things, the following factors:

●	the current and historical trading prices of our common stock;

●	the price at which shareholders might be willing to participate in the Rights Offering;

●	the value of each Warrant being issued as a component of each Unit;

●	our need for additional capital and liquidity;

●	the cost of capital from other sources; and

●

comparable precedent transactions, including the percentage of shares offered, the terms of the Subscription Rights being offered, the Subscription Price and the discount that the Subscription Price may represent to prevailing closing prices.

In conjunction with the review of these factors, the board of directors also reviewed our history and prospects, including our past and present revenue and cash requirements, our prospects for the future, the outlook for our industry and our current financial condition and further considered recent volatile markets as well as the possible continued volatility of our stock during the period commencing on the Record Date and extending through the Expiration Date. The board of directors believes that the Subscription Price should be designed to provide an incentive to our current shareholders to participate in the Rights Offering and exercise their Basic Subscription Rights and their Over-Subscription Privileges.

The Subscription Price does not necessarily bear any relationship to any established criteria for value. You should not consider the Subscription Price as an indication of actual value of our company or our common stock. We cannot assure you that the market price of our common stock or of our Warrants will not decline during the Rights Offering, after any exercise of the Subscription Rights or after the Expiration Date. You should obtain a current price quote for our common stock and for our Warrants before exercising your Subscription Rights and make your own assessment of our business and financial condition, our prospects for the future, and the terms of this Rights Offering. Once made, all exercises of Subscription Rights are irrevocable, unless we amend the Rights Offering to allow for an extension of the Rights Offering for a period of more than 30 days or make a fundamental change to the terms of the Rights Offering set forth in this prospectus supplement.

Am I required to exercise all of the Basic Subscription Rights I receive in the Rights Offering?

No. You may exercise any number of your Basic Subscription Rights, or you may choose not to exercise any Basic Subscription Rights. If you do not exercise any Basic Subscription Rights, the number of shares of our common stock you own will not change. However, if you choose to not exercise your Basic Subscription Rights in full, your proportionate ownership interest in our company will decrease. If you do not exercise your Basic Subscription Rights in full, you will not be entitled to exercise your Over-Subscription Privilege.

How soon must I act to exercise my Subscription Rights?

If you received a Rights Certificate and elect to exercise any or all of your Subscription Rights, the Subscription Agent must receive your completed and signed Rights Certificate and payment for both your Basic Subscription Rights and any Over-Subscription Privilege you elect to exercise, including final clearance of any uncertified check, before the Rights Offering expires on February 15, 2019, at 5:00 p.m., New York Time. If you hold your shares in the name of a broker, dealer, custodian bank, or other nominee, your nominee may establish a deadline before the Expiration Date by which you must provide it with your instructions to exercise your Subscription Rights, along with the required subscription payment.

May I transfer my Subscription Rights?

No. The Subscription Rights may be exercised only by the shareholders to whom they are distributed, and they may not be sold, transferred, assigned or given away to anyone else, other than by operation of law. As a result, Rights Certificates may be completed only by the shareholder who receives the certificate. The Subscription Rights will not be listed for trading on any stock exchange or market and are not transferable.

Will our directors and executive officers participate in the Rights Offering?

To the extent they hold common stock as of the Record Date, our directors and executive officers will be entitled to participate in the Rights Offering on the same terms and conditions applicable to other Rights holders. While none of our directors or executive officers has entered into any binding commitment or agreement to exercise Subscription Rights received in the Rights Offering, Gregg Williams, Chairman of our Board of Directors and a principal shareholder of the Company, has advised us that he intends to exercise his Basic Subscription Right and anticipates, on the same basis as available to other shareholders, exercising his Over-Subscription Privileges to purchase Units at the Subscription Price for a total investment of up to $20 million. Nevertheless, Mr. Williams may seek to subscribe for more or less than this indicated amount. The actual number of Units he acquires, if any, and any amount that he invests will also be dependent on the level of shareholder participation in this offering and the amount that Mr. Williams elects to invest.

Has the Board of Directors made a recommendation to shareholders regarding the Rights Offering?

No. Our Board of Directors makes no recommendation regarding your exercise of the Subscription Rights. Shareholders who exercise Subscription Rights will incur investment risk on new money invested. We cannot predict the price at which our shares of common stock or the Warrants will trade after the Rights Offering. On January 7, 2019, the closing price of our common stock was $0.98 per share. The market price for our common stock may be above the Subscription Price or may be below the Subscription Price following the Expiration Date. If you exercise your Subscription Rights, you may not be able to sell the underlying shares of our common stock, the Warrants, or shares received from exercise of the Warrants, in the future at or above the Subscription Price. You should make your decision based on your assessment of our business and financial condition, our prospects for the future, the terms of the Rights Offering and the information contained in this prospectus. See “Risk Factors” for discussion of some of the risks involved in investing in our securities.

How do I exercise my Subscription Rights?

If you are a shareholder of record (meaning you hold your shares of our common stock in your name and not through a broker, dealer, bank, or other nominee) and you wish to participate in the Rights Offering, you must deliver a properly completed and signed Rights Certificate, together with payment of the amount you wish to invest for both your Basic Subscription Rights and any Over-Subscription Privilege you elect to exercise, to the Subscription Agent before 5:00 p.m., New York Time on  February 15, 2019. If you are exercising your Subscription Rights through your broker, dealer, bank, or other nominee, you should promptly contact your broker, dealer, bank, or other nominee and submit your subscription documents and payment of the amount you wish to invest and subscribe for in accordance with the instructions and within the time period provided by your broker, dealer, bank or other nominee.

What if my shares are held in “street name”?

If you hold your shares of our common stock in the name of a broker, dealer, bank, or other nominee, then your broker, dealer, bank, or other nominee is the record holder of the shares you own. The record holder must exercise the Subscription Rights on your behalf. Therefore, you will need to have your record holder act for you.

If you wish to participate in this Rights Offering and purchase Units, please promptly contact the record holder of your shares. We will ask the record holder of your shares, who may be your broker, dealer, bank, or other nominee, to notify you of this Rights Offering.

What form of payment is required?

You must timely pay the full Subscription Price for the full amount you wish to invest and subscribe for pursuant to the exercise of Subscription Rights by delivering to the Subscription Agent a:

●	personal check drawn on a U.S. bank;

●	cashier’s or certified check drawn on a U.S. bank;

●	U.S. Postal money order; or

●	wire transfer.

If you send payment by personal uncertified check, payment will not be deemed to have been delivered to the Subscription Agent until the check has cleared. If your personal check has not cleared by the Expiration Date, we will not accept your Subscription.

The payment received will be applied to exercise your Subscription Rights to the fullest extent possible based on the amount of the payment received when measured against the Subscription Price after its determination.

When will I receive my new shares of common stock and Warrants?

The Subscription Agent will arrange for the issuance of the common stock and Warrants as soon as practicable after the expiration of the Rights Offering, payment for the Units subscribed for has been received, and all prorating calculations and reductions contemplated by the terms of the Rights Offering have been effected. If you hold your shares in the name of a broker, dealer, bank, or other nominee, DTC will credit your account with your nominee with the securities you purchase in the Rights Offering. If you are a holder of record of shares, all shares that you purchase in the Rights Offering together with the Warrants will be issued in book-entry, or uncertificated, form meaning that you will receive a direct registration (DRS) account statement from our transfer agent reflecting ownership of the common stock and Warrants.

After I send in my payment and Rights Certificate to the Subscription Agent, may I cancel my exercise of Subscription Rights?

No. Exercises of Subscription Rights are irrevocable even if you later learn information that you consider to be unfavorable to the exercise of your Subscription Rights, provided that if the Rights Offering is terminated or if we amend the Rights Offering to allow for an extension of the Rights Offering for a period of more than 30 days or make a fundamental change to the terms of the Rights Offering set forth in this prospectus supplement, you may cancel your subscription and receive a refund of any money you have advanced. You should not exercise your Subscription Rights and remit any amount unless you are certain that you wish to purchase Units at the Subscription Price, a price that will not be determined until the Expiration Date. See “Risk Factors” for further discussion of the risks related to this offering.

How much will our company receive from the Rights Offering?

Assuming that the Rights Offering is fully subscribed, through a combination of our shareholders exercising their Basic Subscription Rights and Over-Subscription Privileges, we estimate that the gross proceeds from the Rights Offering, based on shares outstanding at December 31, 2018, will be approximately $40.5 million, before deducting estimated expenses of $300,000 payable by us in connection with this offering. Since we will not issue more than 50 million Units in this Rights Offering, a Subscription Price of less than $0.80 per Unit will result in proceeds to us of less than $40.5 million, even if this offering is fully subscribed.

Are there risks in exercising my Subscription Rights?

Yes. The exercise of your Subscription Rights involves substantial risks. We require the proceeds of this offering to maintain our operations beyond the first quarter of 2019. Although we intend to disclose any material information known to us prior to the Expiration Date, when acquiring Units you are basing your investment decision on financial results through September 30, 2018 (unaudited) and will be unable to assess our continued losses and other materially relevant information for the year ended December 31, 2018 which may not be known to us prior to the completion of the Rights Offering. Exercising your Subscription Rights involves the purchase of additional shares of our common stock and Warrants to purchase common stock, at a Subscription Price that will be determined as of the Expiration Date, and you should consider this investment as carefully as you would consider any other investment. We cannot assure you that the market price of our common stock and Warrants will exceed the Subscription Price, nor can we assure you that the market price of our common stock or Warrants will not further decline during or after the Rights Offering. We also cannot assure you that you will be able to sell shares of our common stock or Warrants purchased in the Rights Offering at a price equal to or greater than the Subscription Price, or in regard to shares obtained upon the exercise of the Warrants that those shares will yield proceeds in any amount that would avoid losses or recover your investment. In addition, you should carefully consider the risks described under the heading “Risk Factors” for discussion of some of the risks involved in investing in our securities.

Can the Board of Directors terminate or extend the Rights Offering?

Yes. Our Board of Directors may decide to terminate the Rights Offering at any time and for any reason before the expiration of the Rights Offering. We also have the right to extend the Rights Offering for additional periods in our sole discretion. We currently do not intend to extend the Rights Offering. We will notify shareholders if the Rights Offering is terminated or extended by issuing a press release.

If the Rights Offering is not completed or is terminated, extended or amended, will my subscription payment be refunded to me?

Yes. The Subscription Agent will hold all funds it receives in a segregated bank account until completion of the Rights Offering. If we do not complete the Rights Offering, all subscription payments received by the Subscription Agent will be returned within 10 business days after the termination or expiration of the Rights Offering, without interest or penalty. If we extend the Rights Offering for a period of over 30 days or make a fundamental change to the terms of the Rights Offering set forth in this prospectus, you may cancel your subscription and receive a refund of any money you have advanced.

If you own shares in “street name,” it may take longer for you to receive your subscription payment because the Subscription Agent will return payments through the record holder of your shares.

How do I exercise my Rights if I live outside the United States?

The Subscription Agent will hold Rights Certificates for shareholders having addresses outside the United States. To exercise Subscription Rights, foreign shareholders must notify the Subscription Agent and timely follow other procedures described in the section entitled “The Rights Offering – Foreign Shareholders.”

What fees or charges apply if I purchase Units in the Rights Offering?

We are not charging any fee or sales commission to issue Subscription Rights, or shares and Warrants underlying Subscription Rights, if you exercise your Subscription Rights. If you exercise your Subscription Rights through a broker, dealer, custodian bank, or other nominee, you are responsible for paying any fees your broker, dealer, bank, or other nominee may charge you.

What are the U.S. federal income tax consequences of exercising my Subscription Rights?

For U.S. federal income tax purposes, we believe you should not recognize income or loss in connection with the receipt or exercise of Subscription Rights in the Rights Offering. You are urged, however, to consult your own tax advisor as to your particular tax consequences resulting from the receipt and exercise of Subscription Rights and the receipt, ownership and disposition of our common stock. For a detailed discussion, see “Material U.S. Federal Income Tax Consequences.”

To whom should I send my forms and payment?

If your shares are held in the name of a broker, dealer, bank, or other nominee, then you should send your subscription documents and subscription payment to that broker, dealer, bank, or other nominee. If you are the record holder, then you should send your subscription documents, Rights Certificate, and subscription payment to the Subscription Agent hand delivery, first class mail or courier service to:

By mail:	By hand or overnight courier:
Broadridge Corporate Issuer Solutions, Inc.	Broadridge Corporate Issuer Solutions, Inc.
Attention: BCIS Re-Organization Dept.	Attention: BCIS IWS
P.O. Box 1317	51 Mercedes Way
Brentwood, New York 11717-0693	Edgewood, New York 11717
(888) 789-8409 (toll free)	(888) 789-8409 (toll free)

You, or if applicable, your nominee, are solely responsible for completing delivery to the Subscription Agent of your subscription documents, Rights Certificate and payment. You should allow sufficient time for delivery of your subscription materials to the Subscription Agent and clearance of payment before the expiration of the Rights Offering at 5:00 p.m. New York Time on February 15, 2019.

Whom should I contact if I have other questions?

If you have other questions or need assistance, please contact the Information Agent, Broadridge Corporate Issuer Solutions, Inc., at (888) 789-8409 (toll free) or email at shareholder@broadridge.com.

RIGHTS OFFERING SUMMARY

Securities to be Offered

We are distributing to you, at no charge, one non-transferable Subscription Right to invest $0.53 for every share of our common stock that you own on the Record Date, either as a holder of record or, in the case of shares held of record by brokers, banks, or other nominees on your behalf, as a beneficial owner of such shares, to purchase Units, each consisting of one share of our common stock and one warrant to purchase one share of our common stock at the Subscription Price.

Size of Offering	Up to 50 Million Units. See “The Rights Offering-Limitation on the Purchase of Units”.

Subscription Price

The lower of (i) $0.98 or (ii) the volume weighted average price of common stock for the five trading day period through and including the Expiration Date. To be effective, any payment related to the exercise of a right must clear prior to 5 p.m. New York time on the Expiration Date.

Warrants

Each Warrant entitles the holder to purchase, one share of common stock for each whole share of common stock purchased in the Rights Offering at a price equal to $1.47 per share. The term of the Warrants will be extended from 5:00 p.m. New York time on March 14, 2022 through 5:00 p.m. New York time on March 14, 2024, contingent upon our receiving gross proceeds from this Rights Offering of at least $20 million by the Expiration Date (or within 30 days thereafter if the Rights Offering is extended). If gross proceeds of less than $20 million are received, then the Warrants will expire on the original expiration date, at 5:00 p.m. New York time on March 14, 2022. The Warrants will be exercisable by paying the exercise price in cash only. At our discretion, we may redeem the Warrants on 30 days’ notice (i) after March 14, 2019, (ii) if the shares of our common stock trade at $2.94 or higher for 15 consecutive trading days and (iii) if all of our independent directors vote in favor of redeeming the Warrants. Holders may be able to sell or exercise Warrants prior to any announced redemption date and we will redeem outstanding Warrants not exercised by the announced redemption date for a nominal amount of $0.01 per Warrant. The Warrants are listed for trading on Nasdaq under “EYESW” trading symbol. The Warrants have had limited trading to date, and we cannot guarantee that the trading market for the Warrants will improve as a result of this Rights Offering. See “Description of Securities-Warrants Included in Units Issuable in the Rights Offering.”

Record Date	January 15, 2019.

Subscription Right	Each Subscription Right consists of a Basic Subscription Right and an Over-Subscription Privilege.

Basic Subscription Rights	The Basic Subscription Right entitles you to invest $0.53 for each share of our common stock you own on the Record Date.

Over-Subscription Privilege

If you fully exercise your Basic Subscription Right and other shareholders do not fully exercise their Basic Subscription Rights, you may also exercise an Over-Subscription Privilege to invest an additional amount which will permit you to acquire additional Units at the Subscription Price, when that price is determined, that remain unsubscribed at the expiration of the Rights Offering, subject to the availability and pro rata allocation of Units among shareholders exercising this Over-Subscription Privilege. To the extent the number of the unsubscribed Units are not sufficient to satisfy all of the properly exercised Over-Subscription Privilege requests based on the amounts invested by shareholders participating in this offering, then the available Units will be prorated among those who properly exercised Over-Subscription Privileges based on the number of Units each rights holder subscribed for under the Basic Subscription Right after that number is determined when measured against the Subscription Price. If this pro rata allocation results in any shareholder receiving a greater number of Units than the shareholder subscribed for pursuant to the exercise of the Over-Subscription Privilege, then such shareholder will be allocated only that number of Units for which the shareholder oversubscribed, and the remaining Units will be allocated among all other shareholders exercising the Over-Subscription Privilege on the same pro rata basis described above. The proration process will be repeated until all Units of common stock have been allocated or all Over-Subscription exercises have been fulfilled, whichever occurs earlier.

Limitations on Exercise

In the event that the exercise by a shareholder of the Basic Subscription Right or the Over-Subscription Privilege could, as determined by the Company in its sole discretion, potentially result in a limitation on the Company’s ability to use net operating losses, tax credits and other tax attributes, which we refer to as the “Tax Attributes,” under the Internal Revenue Code of 1986, as amended, which we refer to as the “Code,” and rules promulgated by the Internal Revenue Service, the Company may, but is under no obligation to, reduce the exercise by such shareholder of the Basic Subscription Right or the Over-Subscription Privilege to such number of Units as the Company in its sole discretion shall determine to be advisable in order to preserve the Company’s ability to use the Tax Attributes.

Expiration Date	The Subscription Rights will expire at 5:00 p.m., New York Time, on February 15, 2019. We reserve the right to extend the expiration date in our sole discretion.

Procedure for Exercising Subscription Rights	To exercise your Subscription Rights, you must take the following steps:

If you are a record holder of our common stock, you must deliver a properly completed Rights Certificate to the Subscription Agent together with payment in cleared or good funds to be received before 5:00 p.m., New York Time, on February 15, 2019. You may deliver the documents and payments by first class mail or courier service. If you use first class mail for this purpose, we recommend using registered mail, properly insured, with return receipt requested.

If you are a beneficial owner of shares that are registered in the name of a broker, dealer, custodian bank, or other nominee, you should instruct your broker, dealer, custodian bank, or other nominee to exercise your Subscription Rights on your behalf. Please follow the instructions of your nominee, who may require that you meet a deadline earlier than 5:00 p.m., New York Time, on February 15, 2019.

Issuance of Shares and Warrants

As soon as practicable after the expiration of the Rights Offering, the Subscription Agent will arrange for the issuance of the shares of common stock and Warrants purchased pursuant to the Rights Offering. If you hold your shares in the name of a custodian bank, broker, dealer, or other nominee, DTC will credit your account with your nominee with the securities you purchased in the Rights Offering. If you are a holder of record of shares, all shares of common stock and Warrants that are purchased by you in the Rights Offering will be issued in book-entry, or uncertificated, form meaning that you will receive a direct registration (DRS) account statement from our transfer agent reflecting ownership of these securities.

Non-transferability of Subscription Rights	The Subscription Rights may not be sold, transferred, assigned or given away to anyone. The Subscription Rights will not be listed for trading on any stock exchange or market.

No Board Recommendation

Our Board of Directors makes no recommendation regarding your exercise of the Subscription Rights. You are urged to make your decision to invest based on your own assessment of our business and the Rights Offering. See “Risk Factors” for a discussion of some of the substantial risks involved in investing in our securities.

No Revocation

All exercises of Subscription Rights are irrevocable, even if you later learn information that you consider to be unfavorable to the exercise of your Subscription Rights and even if the Rights Offering is extended by our Board of Directors. However, if we amend the Rights Offering to allow for an extension of the Rights Offering for a period of more than 30 days or make a fundamental change to the terms of the Rights Offering set forth in this prospectus, you may cancel your subscription and receive a refund of any money you have advanced. You should not exercise your Subscription Rights unless you are certain that you wish to purchase additional Units at a subscription price that will not be determined or fixed until expiration of the Rights Offering period on February 15, 2019.

Use of Proceeds

We intend to use the net proceeds we receive from the offering to (i) continue gathering clinical and performance data to support safety and efficacy of Orion; (ii) complete ongoing development of Argus® 2s, our next-generation externals and seek regulatory approvals; (iii) advance research in areas such as eye-tracking and object recognition; and (iv) for other operating and general corporate purposes. See “Use of Proceeds.”

U.S. Federal Income Tax Considerations

For U.S. federal income tax purposes, you generally should not recognize income or loss in connection with the receipt or exercise of Subscription Rights. You are urged, however, to consult your own tax advisor as to your particular tax consequences resulting from the receipt and exercise of Subscription Rights and the receipt, ownership and disposition of our common stock. See “Material U.S. Federal Income Tax Consequences”.

Extension, Cancellation and Amendment

We have the option to extend the Rights Offering and the period for exercising your Subscription Rights. If we elect to extend the expiration of the Rights Offering, we will issue a press release announcing such extension no later than 9:00 a.m., New York time, on the next business day after the most recently announced expiration time of the Rights Offering. We will extend the duration of the Rights Offering as required by applicable law or regulation and we reserve the right to extend it if we decide in our sole discretion to give our investors more time to exercise Subscription Rights in the Rights Offering. If we elect to extend the Rights Offering for a period of more than 30 days, then holders who have subscribed for rights may cancel their subscriptions and receive a refund of all money advanced. We have no current intention to extend the time period of the Rights Offering.

Our Board of Directors may cancel the Rights Offering at any time prior to the Expiration Date for any reason. In the event that the Rights Offering is cancelled, we will issue a press release notifying shareholders of the cancellation and all subscription payments received by the subscription agent will be returned, without interest or penalty, within 10 business days. Notwithstanding any further volatility and market or price declines in our shares, we will sell no more than 50 million Units in the Rights Offering. See “The Rights Offering - Limitation on the Purchase of Units.”

Our Board of Directors also reserves the right to amend or modify the terms of the Rights Offering. If we make any fundamental changes to the terms of the Rights Offering set forth in this prospectus, we will offer potential purchasers who have subscribed for rights the opportunity to cancel such subscriptions and issue a refund of any money advanced by such shareholder and recirculate an updated prospectus. In addition, upon such event, we may extend the Expiration Date to allow holders of rights ample time to make new investment decisions and for us to recirculate updated documentation. Promptly following any such occurrence, we will issue a press release announcing any changes with respect to the Rights Offering and the new expiration date. Although we do not presently intend to do so, we may choose to amend or modify the terms of the Rights Offering for any reason, including, without limitation, in order to increase participation in the Rights Offering. Such amendments or modifications may include a change in the Subscription Price, although no such change is presently contemplated.

Subscription Agent	Broadridge Corporate Issuer Solutions, Inc.

Information Agent	Broadridge Corporate Issuer Solutions, Inc.

Shares Outstanding Before the Rights Offering	76,336,215 shares of our common stock were outstanding as of December 31, 2018.

Warrants Outstanding Before the Rights Offering	14,449,286 Warrants were outstanding as of December 31, 2018.

Shares Outstanding After the Rights Offering

Following the Rights Offering, if fully subscribed, for example, at a Subscription Price of $0.9722, which was the closing price of our shares on January 4, 2019, and without giving effect to shares issuable upon exercise of Warrants, we anticipate that we would have approximately 117,951,308 shares of our common stock outstanding, assuming no exercise of the Warrants. See “The Rights Offering – Shares of Our Common Stock Outstanding After the Rights Offering.”

Warrants Outstanding After the Rights Offering

Following the Rights Offering, if fully subscribed, for example, at a Subscription Price of $0.9722, which was the closing price of our shares on January 4, 2019, we anticipate that we would have approximately 56,064,379 Warrants outstanding. See “The Rights Offering – Warrants Outstanding After the Rights Offering.”

Risk Factors

You should carefully read and consider the risk factors contained in our Annual Report on Form 10-K, for the fiscal year ended December 31, 2017, in our Form 10-Q for the Nine Months ended September 30, 2018 and in the “Risk Factors” section beginning on page S-25 of this prospectus supplement, together with all of the other information included in this prospectus supplement and prospectus, before you decide to exercise your subscription rights to purchase Units. These risks include without limitation, the risks associated with making an investment in this offering without having full year operating history and financial condition through December 31, 2018, the risks related to our growth strategy, risks related to our considerable and ongoing operating losses and need for additional investment capital, risks related to our business and risks associated with the regulatory environment to which we are subject.

Fees and Expenses

We will pay all fees charged by the Subscription Agent and the Information Agent in connection with the Rights Offering. You are responsible for paying any other commissions, fees, taxes or other expenses incurred in connection with the exercise of the subscription rights.

Nasdaq Shares Trading Symbol	EYES

Nasdaq Warrants Trading Symbol	EYESW

Questions

If you have any questions about the Rights Offering, including questions about subscription procedures and requests for additional copies of this prospectus or other documents, please contact Broadridge Corporate Issuer Solutions, Inc., our subscription agent/information agent at (888) 789-8409 (toll free) or email at shareholder@broadridge.com

RISK FACTORS

We are subject to various risks that may materially harm our business, prospects, financial condition and results of operations.  An investment in our Units is speculative and involves a high degree of risk.  In evaluating an investment in the Units, you should carefully consider the risks described below, together with the other information included in this prospectus supplement.

If any of the events described in the following risk factors actually occurs, or if additional risks and uncertainties that are not presently known to us or that we currently deem immaterial later materialize, then our business, prospects, results of operations and financial condition could be materially and adversely affected.  In that event, the trading price of our common stock and Warrants could decline, and you may lose all or part of your investment.  The risks discussed below include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements.

When acquiring Units in this offering you are basing your investment decision on financial results through September 30, 2018 (unaudited) and fiscal year end results may not be available prior to the date that you exercise your subscription or the Expiration Date of the offering.

The latest financial results incorporated by reference into this prospectus are for the nine months ending September 30, 2018 (unaudited). We do not anticipate that our fourth quarter and year end 2018 results will be available until after the Expiration Date. Accordingly, when you participate in this Offering you are basing your decision on financial information that does not include revenue, loss and other material disclosures concerning our results of operations during the quarter and full year ended December 31, 2018. Accordingly, the financial information contained in this prospectus may not accurately reflect our full year’s performance or financial condition as of and for the period ending December 31, 2018. The market price of our stock has been volatile and may decline further after we release our year-end results for 2018. Your investment in the Units is highly speculative, and inasmuch as the price at which you are purchasing Units, as well as our most recent financial results, are not presented and will not be available prior to exercise of the Subscription Right or the Expiration Date, you should only invest if you can afford to lose your entire investment.

The market prices of our common stock and of our Warrants are volatile and may decline before or after the subscription rights expire.

The market price of our common stock and Warrants could be subject to wide fluctuations in response to numerous factors, some of which are beyond our control. These factors include, among other things, actual or anticipated variations in our costs of doing business, operating results and cash flow, the nature and content of our earnings releases and our competitors' earnings releases, customers, competitors or markets, changes in financial estimates by securities analysts, business conditions in our markets and the general state of the securities markets and the market for similar stocks, changes in capital markets that affect the perceived availability of capital to companies in our industries, governmental legislation or regulation, as well as general economic and market conditions, such as continued downturns in our economy and recessions.

We cannot assure you that the market price of our common stock and Warrants will not decline after you elect to exercise your subscription rights and obtain Units as computed with respect to the Subscription Price when it is determined. Accordingly, we cannot assure you that following the exercise of your subscription rights you will be able to sell your common stock and Warrants at a price equal to or greater than the Subscription Price. Until shares and Warrants are delivered upon expiration of the Rights Offering, you will not be able to sell the Shares and Warrants that you purchased in the Rights Offering. Certificates (physical, electronic or book entry from) representing shares of our common stock and Warrants purchased will be delivered as soon as practicable after expiration of the Rights Offering. We will not pay you interest on funds delivered to the Subscription Agent pursuant to the exercise of Subscription Rights.

If we fail to continue to meet all applicable listing requirements, our common stock may be delisted from The Nasdaq Capital Market, which could have an adverse impact on the liquidity and market price of our common stock.

Our common stock is currently listed on Nasdaq Capital Market, which has qualitative and quantitative listing criteria. If we are unable to meet any of the Nasdaq listing requirements in the future, including, for example, if the closing bid price for our common stock remains below $1.00 per share for 30 consecutive trading days, Nasdaq could determine to delist our common stock. If our common stock is delisted from Nasdaq Capital Market and we are unable to obtain listing on another national securities exchange, our common stock may trade only on the over-the-counter market (the “OTC”). If our common stock were to trade on the OTC, the market price and liquidity of our common stock may decline because smaller quantities of shares would likely be bought and sold, transactions could be delayed, and because institutions might be reluctant to effect trades in OTC-listed securities. In addition, in the event our common stock is delisted, broker-dealers transacting in our common stock would be subject to certain additional regulatory burdens, which may discourage them from effecting transactions in our common stock, thus further limiting the liquidity of our common stock and potentially resulting in lower prices and larger spreads in the bid and ask prices for our common stock. A delisting from the Nasdaq Capital Market could also negatively impact our ability to raise capital in the future.

There is limited trading activity for our Warrants and you may be unable to sell at or near ask prices or at all if you desire to liquidate your Warrants.

Since their issuance in March 2017, as part of a Rights Offering to shareholders that we then completed, our Warrants have been relatively illiquid and generally have had limited trading activity. We cannot assure you that the issuances of Warrants in this Rights Offering will improve liquidity. We cannot give you any assurance that a broader or more active public trading market for our Warrants will develop or be sustained. Further as a result of this Rights Offering we are likely to issue many more Warrants than are currently outstanding which could result in greater selling and price declines.

Completion of this offering is not subject to our raising a minimum offering amount and therefore proceeds may be insufficient to meet our objectives, thereby increasing the risk to investors in this offering.

Completion of this offering is not subject to our raising a minimum offering amount. As such, proceeds from this Rights Offering may not be sufficient to meet the objectives we state in this prospectus supplement or allow us to attain other corporate milestones that we may set. Shareholders should not rely on the success of the Rights Offering to address our need for funding. If we are unable to raise sufficient capital to fund our operating losses, our operations would be adversely affected.

The Subscription Rights are not transferable and there is no market for the Subscription Rights.

You may not sell, transfer or assign your Subscription Rights. The Subscription Rights are only transferable by operation of law. Because the Subscription Rights are non-transferable, there is no market or other means for you to directly realize any value associated with the Subscription Rights. You must exercise the Subscription Rights and acquire additional Units to realize any value that may be embedded in the Subscription Rights.

None of our officers, directors or significant shareholders is obligated to exercise any subscription rights and, as a result, the Rights Offering may be under subscribed.

As a group, our officers and directors beneficially own approximately 54.0% of our outstanding common stock as of December 31, 2018. We have received indications from Gregg Williams, Chairman of our Board of Directors and one of our principal shareholders, that he intends to exercise all of his Subscription Rights and to invest an aggregate of up to $20 million to purchase Units at the Subscription Price although the actual amount he may seek to invest may be less or greater than this amount. None of our officers, directors or significant shareholders is obligated to participate in the Rights Offering. We cannot assure that any of our officers or directors or significant shareholders will exercise their Basic or Over-Subscription Rights to purchase any Units issued in connection with this offering and there is no minimum amount required to be raised in this offering. As a result, the offering may be under subscribed and proceeds may not be sufficient to meet the objectives we state in this prospectus supplement or other corporate milestones that we may set.

Entities controlled by Gregg Williams, our Chairman of the Board, have the ability to influence or control the outcome of matters submitted for stockholder approval, may limit your ability to influence outcomes of director elections and may have interests that differ from those of our other stockholders.

As of December 31, 2018, entities controlled and beneficially owned by Gregg Williams, our Chairman of the Board, own of record an aggregate of approximately 47.49% of the outstanding shares of our common stock (or 51.8 % after giving effect to Mr. Williams’ right to acquire beneficial ownership of 6,802,721 shares of common stock upon exercise of options or warrants). As a result, Mr. Williams is able to exercise substantial influence over all matters requiring stockholder approval, including the election of directors and the approval of significant corporate transactions. Mr. Williams may also have interests that differ from other stockholders and he may vote in a manner that is or could be deemed as adverse to interests of other stockholders. His stock ownership could discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of our company, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price. This concentration of voting power may have the effect of deterring, delaying or impeding actions that could be beneficial to other stockholders.

In addition, Mr. Williams has in the past acquired, and in the future may continue to acquire, shares of common stock through open market transactions or through future offerings of our common stock that may result in a greater than 50% record ownership of outstanding shares of common stock. Should, for example, Mr. Williams invest $20 million in this offering at a price per share of $0.9722, and assuming that the offering is otherwise fully subscribed, we expect that he would then acquire 20,571,898 shares and 20,571,898 Warrants increasing his record ownership to 48.18% and decreasing his beneficial ownership to 51.0%.  However, if this offering is not fully subscribed, Mr. Williams’ participation in this offering may cause his ownership of our company to substantially increase, including his ownership of our standing shares exceeding 50%. Our equity compensation plans and certain of our executive compensation arrangements contain provisions that accelerate vesting of outstanding equity awards upon a change-in-control and some of our agreements may contain provisions related to change-in-control that may adversely affect our results of operations. Our equity awards are generally structured with four-year vesting schedules as long-term incentive compensation. Should equity awards fully vest, our ability to retain key employees may be adversely affected.

The majority beneficial ownership position held by Mr. Williams may deter or prevent efforts by other companies to acquire us, which could prevent our stockholders from realizing a control premium.

As a result of Mr. Williams’ significant ownership and position as Chairman of the Board of Directors, other companies may be less inclined to pursue an acquisition of us or we may not have the opportunity to be acquired in a transaction that stockholders might realize a substantial premium for their shares.

We have obtained significant invested amounts from entities affiliated with Mr. Williams, our Chairman of the Board, and if as we seek additional funding to support our business Mr. Williams does not participate in our future offerings, we may not be able to raise needed amounts and our operations may be adversely affected.

During 2016 and 2017 and 2018, we funded our business primarily through the issuance and sale of our securities and approximate proceeds of $9,000,000 in 2016, $10,000,000 in 2017, $10,000,000 in May 2018, $5,000,000 in August 2018, $4,000,000 in October 2018 and $3,000,000 in December 2018 from the sale of our securities from entities affiliated with Mr. Williams, our Chairman of the Board, constituting 45.5%, 49.8%, 100%, 100%, 100%, and 100% respectively, of amounts received in the offerings we completed. We require the proceeds of this Rights Offering to maintain our operations beyond February 2019. We anticipate that funds from this offering if subscribed in full will support our operations through approximately June 2020. To the extent that we may need additional capital we expect that we will seek to fund our operations through public or private equity or debt financings, grants, collaborations, strategic partnerships or other sources. No assurance can be given that Mr. Williams or entities affiliated with him will continue to participate in any offerings of our securities or that we will be able to obtain additional capital from him. If we are unable to obtain funding on a timely basis, our business and operations may be materially and adversely affected.

If you do not exercise your subscription rights in full, your percentage ownership and voting rights in Second Sight will likely experience dilution.

If you choose not to exercise your Subscription Rights, you will retain your current number of shares of our common stock. However, if you choose not to exercise your Subscription Rights, your percentage ownership and voting rights in Second Sight will experience dilution if and to the extent that other stockholders, such as Gregg Williams, exercise their Subscription Rights. In that event, the percentage ownership, voting rights and other rights of all stockholders who do not fully exercise their Subscription Rights will be diluted.

This offering may cause the price of our common stock and Warrants to decline.

The Rights Offering may result in an immediate decline in the market value of our common stock and Warrants. This decline may continue after the completion of the Rights Offering. Further, if a substantial number of Subscription Rights are exercised and the holders of the Units choose to sell some or all of Warrants or the shares of common stock, including stock issuable upon exercise of Warrants, the resulting sales could depress the market price of our common stock and/or Warrants. The price of our common stock may also decline if new investors find our Warrants to be more attractive than a direct investment in our shares. There is no assurance that, following the Expiration Date, you will be able to sell securities you receive from the exercise of your Subscription Rights at a price equal to or greater than the Subscription Price.

 If we terminate the Rights Offering for any reason, we will have no obligation other than to return subscription monies promptly.

We may decide, in our discretion and for any reason, to cancel or terminate the Rights Offering at any time prior to the Expiration Date. If this offering is terminated, we will have no obligation with respect to rights that have been exercised except to return promptly, without interest or deduction, the subscription monies deposited with the Subscription Agent. If we terminate this offering and you have not exercised any rights, such rights will expire worthless.

Our common stock and Warrant prices may become more volatile as a result of the Rights Offering.

The trading price of our common stock and Warrants may fluctuate substantially. The price of the common stock and Warrants that will prevail in the market following the Rights Offering may be higher or lower than the Subscription Price depending on many factors, some of which are beyond our control and may not be directly related to our operating performance. These factors include, but are not limited to, the following:

●	price and volume fluctuations in the overall stock market from time to time, including increased volatility resulting from uncertain domestic and global market conditions;

●

significant volatility in the market price and trading volume of our securities, including increased volatility arising from investor pessimism and bearish sentiment which may accompany uncertain domestic and global market conditions;

●	actual or anticipated changes or fluctuations in our operating results;

●	material announcements by us regarding business performance, financings, mergers and acquisitions or other transactions;

●	general economic conditions and trends;

●	competitive factors;

●	loss of key supplier or distribution relationships;

●	departures of key personnel;

●	adverse regulatory conditions; or

●	adverse or inconclusive pilot programs for any of our products

If you do not act on a timely basis and follow subscription instructions, your exercise of rights may be rejected.

Holders of shares of common stock who desire to purchase Units in this offering must act on a timely basis to ensure that all required forms and payments are actually received by the Subscription Agent prior to 5:00 p.m., New York time, on the Expiration Date, unless extended. If you are a beneficial owner of shares of common stock and you wish to exercise your rights, you must act promptly to ensure that your broker, dealer, custodian bank, trustee or other nominee acts for you and that all required forms and payments are actually received by your broker, dealer, custodian bank, trustee or other nominee in sufficient time to deliver such forms and payments to the Subscription Agent to exercise the rights granted in this offering that you beneficially own prior to 5:00 p.m., New York time on the Expiration Date, as may be extended. We will not be responsible if your broker, dealer, custodian bank, trustee or other nominee fails to ensure that all required forms and payments are actually received by the Subscription Agent prior to 5:00 p.m., New York time, on the expiration date, as may be extended.

If you fail to complete and sign the required subscription forms, send an incorrect payment amount, or otherwise fail to follow the subscription procedures that apply to your exercise in this offering, the Subscription Agent may, depending on the circumstances, reject your subscription or accept it only to the extent of the payment received. Neither we nor the Subscription Agent undertakes to contact you concerning an incomplete or incorrect subscription form or payment, nor are we under any obligation to correct such forms or payment. We have the sole discretion to determine whether a subscription exercise properly follows the subscription procedures.

If you make payment of the subscription amount by uncertified check, your check may not clear in sufficient time to enable you to purchase Units in this Rights Offering and in that event your rights to participate in this offering may expire worthless.

Any uncertified check for an investment amount intended for Units to be issued in this Rights Offering must clear prior to the expiration date of this Rights Offering, and the clearing process may require five or more business days. If you choose to exercise your Subscription Rights, in whole or in part, and to pay for Units by uncertified check and your check has not cleared prior to the expiration date of this Rights Offering, you will not have satisfied the conditions to exercise your Subscription Rights and will not receive the Units you wish to purchase.

The tax treatment of the Rights Offering is somewhat uncertain and could be treated as a taxable event to our shareholders.

If the Rights Offering is deemed to be part of a “disproportionate distribution” under section 305 of the Internal Revenue Code, our shareholders may recognize taxable income for U.S. federal income tax purposes in connection with the receipt of Subscription Rights in the Rights Offering depending on our current and accumulated earnings and profits and our shareholders' tax basis in our common stock. A “disproportionate distribution” is a distribution or a series of distributions, including deemed distributions, that has the effect of the receipt of cash or other property by some shareholders or holders of debt instruments convertible into stock and an increase in the proportionate interest of other shareholders in a company's assets or earnings and profits. It is unclear whether the fact that we have outstanding options and certain other equity-based awards could cause the receipt of Subscription Rights to be part of a disproportionate distribution. See “Material U.S. Federal Income Tax Consequences” for further information on the treatment of the Rights Offering.

The Rights Offering could impair or limit our net operating loss carry forwards

As of December 31, 2017 and September 30, 2018, we had federal and state net operating loss (which we refer to as “NOL”) carryforwards of approximately $44.5 million and $32.9 million, respectively, and $66.7 million and $39.2 million, (unaudited), respectively, for U.S. federal and state income tax purposes. Under the Internal Revenue Code, an “ownership change” with respect to a corporation can significantly limit the amount of pre-ownership change NOLs and certain other tax assets that the corporation may utilize after the ownership change to offset future taxable income, possibly reducing the amount of cash available to the corporation to satisfy its obligations. An ownership change generally should occur if the aggregate stock ownership of holders of at least 5% of our stock increases by more than 50 percentage points over the preceding three-year period. The purchase of Units pursuant to the Rights Offering may trigger an ownership change with respect to our stock.

We may amend or modify the terms of the Rights Offering at any time prior to the expiration of the Rights Offering in our sole discretion.

Our Board of Directors reserves the right to amend or modify the terms of the Rights Offering in its sole discretion. Although we do not presently intend to do so, we may choose to amend or modify the terms of the Rights Offering for any reason, including, without limitation, in order to increase participation in the Rights Offering. Such amendments or modifications may include a change in the manner in which we determine the Subscription Price, although no such change is presently contemplated. If we should make any fundamental changes to the terms of the Rights Offering set forth in this prospectus, such as, for example, extending the Rights Offering by more than 30 days, we will circulate a new prospectus supplement or free-writing prospectus and offer potential purchasers who have subscribed for rights the opportunity to cancel such subscriptions and issue a refund of any subscription payments advanced by such shareholder. In addition, upon such event, we may extend the expiration date of the Rights Offering to allow holders of rights ample time to make new investment decisions and for us to recirculate updated documentation. Promptly following any such occurrence, we will issue a press release announcing any changes with respect to the Rights Offering and the new expiration date. The terms of the Rights Offering cannot be modified or amended after the expiration date of the Rights Offering.

The Subscription Price determined for this offering is not an indication of the fair value of our Units, common stock or Warrants.

In determining the method for obtaining the Subscription Price at the expiration of the Rights Offering period, our Board of Directors considered a number of factors, including, but not limited to, the price at which our shareholders might be willing to participate in the Rights Offering, historical and current trading prices for our common stock including volatility, the amount of proceeds desired, the potential need for liquidity and capital, potential market conditions, and the desire to provide an opportunity to our shareholders to participate in the Rights Offering. In conjunction with its review of these factors, our Board of Directors also reviewed a range of discounts to market value represented by the subscription prices in various prior Rights Offerings by other public companies. The Subscription Price does not necessarily bear any relationship to the book value of our assets, results of operations, cash flows, losses, financial condition or any other established criteria for value. You should not consider the Subscription Price as an indication of the fair value of our common stock. After the date of this prospectus, our common stock may trade at prices above or below the Subscription Price.

The market price of our common stock may never exceed the exercise price of the Warrants issued in connection with the Rights Offering.

The Warrants being issued in connection with the Rights Offering become exercisable upon issuance and will expire at 5:00 p.m. New York time on March 14, 2024 if gross proceeds to us from the Rights Offering amount to at least $20 million. If the proceeds from the Rights Offering result in less than $20 million, the Warrants will expire at 5:00 p.m. New York time on March 14, 2022. The Warrants have an exercise price of $1.47 per share, which is above the last reported sale price of our common stock on January 7, 2019. We cannot provide you any assurance that the market price of our common stock will ever exceed the exercise price of the Warrants prior to their date of expiration. Any Warrants not exercised by their date of expiration will expire worthless and we will be under no further obligation to the Warrant holder.

The Warrants may create an overhang on the market and have a negative effect on the market price for our common stock.

For the duration of their term, the Warrants may be used in arbitrage transactions and cause the market price of the common stock to remain at or near the Warrant exercise price regardless of our performance.

The Warrants may be redeemed on 30 days' notice after March 14, 2019 if our shares trade above $2.94 per share for more than 15 consecutive trading days. This may have an adverse impact on their price and on the price of our shares.

We may redeem the Warrants, in whole and not in part, at a price of $0.01 per Warrant at any time after March 14, 2019, upon not less than 30 days’ prior written notice to each Warrant holder, if, (i) the trading price of the common stock equals or exceeds $2.94 per share, subject to adjustment, per share, for 15 consecutive trading days and (ii) all of our independent directors vote in favor of a call for redemption. If we give notice of redemption, you will be forced to sell or exercise your Warrants or accept the redemption price. The notice of redemption could come at a time when it is not advisable or possible for you to exercise the Warrants. As a result, you would be unable to benefit from owning the Warrants being redeemed. A notice of redemption may also result in our stock becoming more volatile and being subject to greater selling pressure which could result in further declines of our common stock share price. As a consequence, you may experience sharp declines and losses.

You may not receive all of the Units for which you subscribe.

Holders who fully exercise their Basic Subscription Rights will be entitled to subscribe for additional amounts in the exercise of their Over-Subscription Privileges. Under the terms of this Rights Offering, Over-Subscription Privileges will be allocated pro rata among Rights holders who over-subscribed, based on the over-subscription amounts at the Subscription Price to which they have subscribed. We cannot guarantee that you will receive at the Subscription Price any or the entire amount of Units for which you over-subscribed. Moreover, in the event of further volatility and price declines we nevertheless will limit Units that we sell in the Rights Offering to no more than 50 million Units and should that occur your total prorated allocation of Units could be reduced, including below your Basic Subscription Amount. If the prorated amount of Units allocated to you at the Subscription Price in connection with your Over-Subscription Privilege is less than your Over-Subscription Request, then the excess funds held by the Subscription Agent on your behalf will be returned to you, without interest, as soon as practicable after the Rights Offering has expired and all prorating calculations and reductions contemplated by the terms of the Rights Offering have been effected, and we will have no further obligations to you.

If the number of Units allocated to you is less than your subscription request, then the excess funds held by the Subscription Agent on your behalf will be returned to you, without interest, as soon as practicable after the Rights Offering has expired and all prorating calculations and reductions contemplated by the terms of the Rights Offering have been effected, and we will have no further obligations to you.

Risks Related to Our Common Stock

We have not been profitable to date and expect our operating losses to continue for the foreseeable future; we may never be profitable.

We have incurred operating losses and generated negative cash flows since our inception and have financed our operations principally through equity investments and borrowings. Our ability to generate sufficient revenues to fund operations is uncertain. For the fiscal year ended December 31, 2017, we had net revenue of $7,964,000 and incurred a net loss of $28,516,000. Our total accumulated deficit through December 31, 2017, was $234,377,000. For the nine months ended September 30, 2018 (unaudited) we had net revenue of $5,129,000 and incurred a net loss of $26,236,000. Our total accumulated deficit through September 30, 2018 (unaudited), was $260,613,000.

As a result of our limited commercial implant volume and operating history, revenue is difficult to predict with certainty. Current and projected expense levels are based largely on estimates of future revenue. We expect expenses to increase in the future as we expand our activities in connection with the further development of Orion I and complete planned enhancements of Argus II. We cannot assure you that we will be profitable in the future. Accordingly, the extent of our future losses and the time required to achieve profitability, if ever, is uncertain. Failure to achieve profitability could materially and adversely affect the value of our Company and our ability to effect additional financings. The success of the business depends on our ability to increase revenues to offset expenses. If our revenues fall short of projections, our business, financial condition and operating results will be materially adversely affected.

Our financial statements for our fiscal year ended December 31, 2018 may be prepared assuming a going concern qualification by our auditors.

Our independent registered public accounting firm in their report on the Company’s 2018 consolidated financial statements may express substantial doubt about our ability to continue as a going concern if we do not have adequate capital to support our operations through at least the next 12 months from the date our consolidated financial statements for the year ended December 31, 2018 are filed. Our ability to continue as a going concern is dependent upon our ability to obtain additional financing, obtain further operating efficiencies, reduce expenditures, attain favorable gross margins and ultimately, create profitable operations. Such financings may not be available or may not be available on reasonable terms. A “going concern” opinion from our auditors may negatively affect the price of our common stock and potentially limit the number of investors who may invest in our securities.

Sales, or the availability for sale, of substantial amounts of our common stock and Warrants could adversely affect the value of our common stock.

We cannot predict the effect, if any, that future sales of our common stock and Warrants, or the availability of our common stock and Warrants for future sales, will have on the market price of our common stock. The number of Units issuable in this Rights Offering is limited to 50 million and the number of Units that we issue will depend both on the total amounts we receive from our shareholders of record in this Offering and the Subscription Price once it is determined. See “Rights Offering-Shares of Our Common Stock Outstanding After the Rights Offering.” Because the Subscription Price is not fixed as of the date of this prospectus supplement we cannot determine prior to completion of the Rights Offering the total number of Units we might issue, however, notwithstanding the price of our shares on the date that the Subscription Price is fixed, we will nevertheless limit stock that we sell in the Rights Offering to no more than 50 million Units. Sales of substantial amounts of our common stock or Warrants in the public market and the availability of shares and Warrants for future sale could adversely affect the prevailing market price of our common stock and Warrants. This in turn could harm the success of this Offering and impair our future ability to raise capital through an offering of our equity securities.

There may be future sales or other dilution of our equity, which may adversely affect the market price of our common stock.

We are not restricted from issuing additional shares of common stock. The market price of our common stock could decline as a result of sales of our common stock and Warrants made after this offering or the perception that such sales could occur. We may issue and sell additional shares of our common stock in private placements or registered offerings in the future. We also may conduct additional Rights Offerings in the future pursuant to which we may issue shares of our common stock or other securities.

We will incur substantial expenses in connection with the Rights Offering, which may not return adequate value if the Rights Offering is ultimately not consummated or successful

The estimated expenses for the Rights Offering payable by us are approximately $300,000. If the registration statement of which this prospectus is a part is not declared effective, the Rights Offering is not commenced or the Rights Offering is not ultimately consummated or successful, we will incur most of these expenses nonetheless.

Any failure or delay in completing clinical trials or studies for new product candidates, the Orion I System, or next generation of the Argus II System and the expense of those trials could adversely affect our business.

Preclinical studies and clinical trials required to demonstrate the safety and efficacy of incremental changes and obtain indication expansion for the next generation of the Argus II System (Argus 2s), including new externals and software enhancements and for new product candidates are time consuming and expensive. If we are required to conduct additional clinical trials or other studies with respect to any of our product candidates beyond those that we have contemplated, if we are unable to successfully complete our clinical trials or other studies or if the results of these trials or studies are not positive or are only modestly positive, we may be delayed in obtaining marketing approval for those product candidates, we may not be able to obtain marketing approval or we may obtain approval for indications that are not as broad as intended. Our product development costs also will increase if we experience delays in testing or approvals.

The completion of clinical trials for our product candidates could be delayed because of our inability to manufacture or obtain from third-parties materials sufficient for use in preclinical studies and clinical trials; delays in patient enrollment and variability in the number and types of patients available for clinical trials; difficulty in maintaining contact with patients after treatment, resulting in incomplete data; poor effectiveness of product candidates during clinical trials; unforeseen safety issues or side effects; and governmental or regulatory delays and changes in regulatory requirements and guidelines.

If we incur significant delays in our clinical trials, our competitors may be able to bring their products to market before we do which could result in harming our ability to commercialize our products or potential products. If we experience any of these occurrences our business will be materially harmed.

Legislative or regulatory reform of the health care system in the US and foreign jurisdictions may adversely impact our business, operations or financial results.

Our industry is highly regulated and changes in law may adversely impact our business, operations or financial results. In March 2010, the Patient Protection and Affordable Care Act, or PPACA, and a related reconciliation bill were signed into law. This legislation changes the current system of healthcare insurance and benefits intended to broaden coverage and control costs. The law also contains provisions that will affect companies in the medical device industry and other healthcare related industries by imposing additional costs and changes to business practices.

Moreover, in some foreign countries, including countries in Europe and Canada, the pricing of approved medical devices is subject to governmental control. In these countries, pricing negotiations with governmental authorities can take 12 months or longer after the receipt of regulatory approval and product launch. To obtain reimbursement or pricing approval in some countries, we may be required to conduct a clinical trial that compares the cost-effectiveness of our product candidate to other available therapies. Our business could be materially harmed if reimbursement of our products is unavailable or limited in scope or amount or if pricing is set at unsatisfactory levels.

We cannot predict what healthcare reform initiatives may be adopted in the future. Further federal and state legislative and regulatory developments appear likely in 2019, and we expect ongoing initiatives in the U.S and Europe. These reforms could have an adverse effect on our ability to obtain timely regulatory approval for new products and on anticipated revenues from the Argus II System and other product candidates, both of which may affect our overall financial condition.

Risks Relating to Our Financial Results and Need for Financing

Fluctuations in our quarterly operating results and cash flows could adversely affect the prices of our common stock and Warrants.

The revenues we generate and our operating results will be affected by numerous factors such as:

●	the general commercial success of the Argus II System,

●	our ability to obtain regulatory approval of the Argus II System in additional jurisdictions,

●	the emergence of products that compete with our product candidates,

●	our ability to leverage Argus II technology to restore useful vision with cortical stimulation,

●	the status of our preclinical and clinical development programs,

●	variations in the level of expenses related to our existing product candidates or preclinical and clinical development programs,

●	execution of collaborative, licensing or other arrangements, and the timing of payments received or made under those arrangements,

●	any intellectual property infringement lawsuits to which we may become a party,

●	our ability to obtain reimbursement from government or private payers at levels we deem adequate to sustain our operations.

If our quarterly operating results fall below the expectations of investors or securities analysts, the prices of our common stock and Warrants could decline substantially. Any quarterly fluctuations in our operating results and cash flows may cause the price of our stock and Warrants to fluctuate substantially. We believe that, in the near term, quarterly comparisons of our financial results are not necessarily meaningful and should not be relied upon as an indication of our future performance.

We will need additional capital beyond this offering to support our operations and growth. Additional capital, may be difficult to obtain which may result in restricting our operations and causing additional dilution to our stockholders.

Our business requires additional capital for implementation of our long-term business plan. Upon completion of this offering, we believe our cash, cash equivalents and other investments, together with revenue generated from the sale of Argus II units, may be sufficient to fund our operations over approximately the next 15 to 18 months. The actual proceeds we obtain will depend on, among other factors, the extent to which current shareholders participate in the Rights Offering and the final price per Unit at which we sell Units and, as a consequence may be sufficient only for a shorter period. See “Rights Offering – Limitation on Purchase of Units.” The actual amount of funds that we will need for our business development will be determined by many factors, some of which are beyond our control, and we may need funds sooner than currently anticipated. These factors include:

●	the amount of our future operating losses,

●	third party expenses relating to the ongoing commercialization of Argus II System,

●	the need and cost of conducting additional clinical trials of the Argus II System for other applications,

●	the amount of our research and development, including research and development for Orion I visual prosthesis, costs of Orion clinical trials, marketing and general and administrative expenses, and

●	regulatory changes and technological developments in our markets.

As we require additional funds, we may seek to fund our operations through the sale of additional equity securities, debt financing and strategic collaboration agreements. We cannot be sure that additional financing from any of these sources will be available when needed or that, if available, the additional financing will be obtained on terms favorable to us or our stockholders. If we raise additional funds by selling shares of our capital stock, the ownership interest of our current stockholders will be diluted. If we are unable to obtain additional funds on a timely basis or on terms favorable to us, we may be required to cease or reduce further commercialization of the Argus II System, to cease or reduce certain research and development projects, to sell some or all of our technology or assets or business units or to merge all or a portion of our business with another entity.

Risks Related to Ownership of Our Common Stock

We have the right to issue shares of preferred stock.  If we were to issue preferred stock, it is likely to have rights, preferences and privileges that may adversely affect the common stock.

We are authorized to issue 10,000,000 shares of “blank check” preferred stock, with such rights, preferences and privileges as may be determined from time-to-time by our board of directors.  Our board of directors is empowered, without stockholder approval, to issue preferred stock in one or more series, and to fix for any series the dividend rights, dissolution or liquidation preferences, redemption prices, conversion rights, voting rights, and other rights, preferences and privileges for the preferred stock.  No shares of preferred stock are currently issued and outstanding and we have no immediate plans to issue shares of preferred stock.  The issuance of shares of preferred stock, depending on the rights, preferences and privileges attributable to the preferred stock, could adversely reduce the voting rights and powers of the common stock and the portion of our assets allocated for distribution to common stockholders in a liquidation event, and could also result in dilution in the book value per share of the common stock we are offering.  The preferred stock could also be utilized, under certain circumstances, as a method for raising additional capital or discouraging, delaying or preventing a change in control of our company, to the detriment of the investors in the common stock offered hereby.  We cannot assure you that we will not, under certain circumstances, issue shares of our preferred stock.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement contains forward-looking statements.  Forward-looking statements give our current expectations or forecasts of future events.  You can identify these statements by the fact that they do not relate strictly to historical or current facts.  You can find many (but not all) of these statements by looking for words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “would,” “should,” “could,” “may,” “views” or other similar expressions in this prospectus.  These statements may be found under the sections entitled “Risk Factors”, and “Summary of the Rights Offering” included in this prospectus, as well as in this prospectus generally.  In particular, these include statements relating to future actions, prospective products, applications, customers, technologies, future performance or results of anticipated products, expenses, and financial results.  These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or projections.  Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

●	our limited cash and a history of losses,
●	our future financial and operating results and our ability to achieve profitability,
●	our limited experience in marketing our product at a sustainable commercial level and need to expand our domestic and international marketing programs,
●	emerging competition and rapidly advancing technology or alternative therapies and treatments for persons with blindness,
●	our need to conduct and pay for additional clinical trials to determine efficacy of new products that we are planning on developing such as the Orion I product,
●	customer demand for the products we develop, effective pricing and obtaining reimbursement under government and private insurance programs,
●	our ability to obtain adequate government and private party insurance reimbursements for our products domestically and in foreign markets,
●	the impact of competitive or alternative products, technologies and pricing,
●	general economic conditions and events and the impact they may have on us and our potential customers,
●	the adequacy of protections afforded to us by the patents that we own and license and the cost to us of maintaining, enforcing and defending those patents and licenses,
●	our ability to obtain, expand and maintain patent protection in the future, and to protect our non-patented intellectual property,

●	our exposure to and ability to defend third-party claims and challenges to our patents, licenses and other intellectual property rights,
●	our ability to obtain adequate financing in the future,
●	our ability to continue as a going concern,
●	our ability to develop, successfully test and obtain FDA and other regulatory approvals for the Orion I,
●	our intentions, expectations and beliefs regarding anticipated growth, market penetration and trends in our business,
●	the timing and success of our plan of product commercialization,
●	the effects of market conditions on our stock price and operating results,
●	our ability to timely and effectively adapt our existing technology and have our technology solutions gain market acceptance,
●	our plans to use the proceeds from this offering,
●	our ability to comply with evolving legal standards and regulations, particularly concerning requirements for being a public company and United States export regulations,
●	the attraction and retention of qualified employees and key personnel,
●	whether we are able to complete the Rights Offering on the expected timing and other terms, including due to market factors and the degree to which our stockholders participate in the offering,
●	potential unforeseen capital requirements that cause us to use the net proceeds from this offering for purposes we do not currently expect or that cause us to require additional capital sooner than we expect, and
●	other factors discussed in the “Risk Factors” section of this prospectus.

Forward-looking statements are based upon management’s beliefs and assumptions and are made as of the date of this prospectus. We undertake no obligation to publicly update or revise any forward-looking statements included in this prospectus or to update the reasons why actual results could differ from those contained in such statements, whether as a result of new information, future events or otherwise, except to the extent required by federal securities laws.  Actual future results may vary materially as a result of various factors, including, without limitation, the risks outlined under the section entitled “Risk Factors” and matters described in this prospectus generally.  In light of these risks and uncertainties, we cannot assure you that the forward-looking statements contained in this prospectus will in fact occur.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances described in the forward-looking statements will be achieved or occur. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. We undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus to conform these statements to actual results or to changes in our expectations, except as required by law.

You should read this prospectus and the documents that we reference in this prospectus and have filed with the Securities and Exchange Commission as exhibits to the registration statement of which this prospectus is a part with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect.

USE OF PROCEEDS

If our shareholders subscribe and invest for the full amount available, based on 76,336,215 shares outstanding as of December 31, 2018, we estimate that proceeds from the Rights Offering will be approximately $40.5 million before deducting fees and expenses payable by us estimated at approximately $300,000.

We intend to use the net proceeds we receive from the offering to (i) continue to gather clinical and performance data to support safety and efficacy of Orion; (ii) complete ongoing development of Argus® 2s, the Company’s next-generation externals and seek regulatory approvals; (iii) advance research in areas such as eye-tracking and object recognition; and (iv) for other operating and general corporate purposes.

There is no minimum amount that must be raised in the Rights Offering. Our management will retain broad discretion as to the timing and allocation of the net proceeds from this offering. Until we use the net proceeds of this offering, we intend to invest the funds in money market funds and/or investment grade, interest-bearing securities with the primary objective to preserve principal and liquidity.

DILUTION

If you purchase Units in this Rights Offering, your ownership interest will be diluted immediately to the extent that the public offering price per share of our common stock exceeds our as adjusted net tangible book value per share after this offering. Our net tangible book value as of September 30, 2018 was approximately $3.9 million, or $0.06 per share. Net tangible book value per share is determined by dividing our total tangible assets (total assets, less intangible assets), less total liabilities, by 70,312,000, the number of shares of our common stock outstanding as of September 30, 2018.

After assuming and giving effect to the issuance and sale of 41,283,871 Units in this Rights Offering, at the assumed Subscription Price of $0.98 per share based upon our closing stock price at January 7, 2019 and after deducting estimated offering expenses payable by us, and excluding the proceeds and shares issuable, if any, from the exercise of the Warrants issued pursuant to this Rights Offering (i.e. assuming no exercise of the Warrants), our as adjusted net tangible book value as of September 30, 2018 would have been approximately $44.1 million, or $0.39 per share. This represents an immediate increase in net tangible book value of $0.33 per share to existing stockholders and immediate dilution in net tangible book value of $0.59 per share to investors purchasing shares of our common stock in this Rights Offering.

The following table illustrates this dilution on a per share basis:

Subscription Price per Unit		$0.98

Net tangible book value per share as of September 30, 2018	$0.06
Increase in net tangible book value per share attributable to this Rights Offering	0.33

As adjusted net tangible book value per share as of September 30, 2018, after giving effect to this Rights Offering		0.39
Dilution in net tangible book value per share to purchasers in this Rights Offering		$0.59

The information discussed above is illustrative only and will adjust based on the actual subscription price, the actual number of Units that we offer in this Rights Offering, and other terms of this offering determined at pricing and excludes:

●	Approximately 41,283,871 shares of common stock issuable on exercise of Warrants sold in this offering if fully subscribed at $0.98 per Unit;

●	7,580,993 shares of common stock issuable upon the exercise of stock options outstanding at September 30, 2018 with a weighted average exercise price of $3.80 per share;

●	3,023,414 shares of common stock reserved for future issuance to our employees under the Company’s 2011 Equity Incentive Plan at September 30, 2018;

●	47,500 shares of common stock issuable upon the settlement of restricted stock Units outstanding at September 30, 2018;

●	13,647,884 shares of common stock issuable upon the exercise of warrants outstanding at September 30, 2018 with an exercise price of $1.47 per share;

●	675,579 shares of common stock reserved for future issuance to our employees under the Company’s Employee Stock Purchase Plan at September 30, 2018.

●	802,000 shares of common stock issuable at September 30, 2018 pursuant to a warrant issued to our underwriter in November 2014 at an exercise price of $11.25 per share and expiring in November 2019.

The information above also excludes the effect of the Company’s private sale of 3,275,100 shares of common stock in December 2018, at a price per share of $0.916, for proceeds of approximately $3 million. To the extent that any options or warrants are exercised, RSUs vest, new options are issued under our equity incentive plans or we otherwise issue additional shares of common stock in the future at a price less than the public offering price, there will be further dilution to new investors.

PRICE RANGE OF OUR COMMON STOCK AND OF OUR WARRANTS

Our common stock is traded on Nasdaq under the symbol “EYES.” Our Warrants are traded on Nasdaq under the symbol “EYESW.” Each Warrant entitles the holder to purchase one share of our common stock at a price of $1.47 per share, and only whole warrants are exercisable. The warrants will expire at 5:00 p.m. New York time on March 14, 2024 if at least $20 million is raised in this Rights Offering, or at 5:00 p.m. New York time on March 14, 2022 if less than $20 million raised, unless redeemed earlier. The table below shows the high and low sales closing prices for our common stock and Warrants for the periods indicated, as reported by Nasdaq.

Common Stock	Price Ranges
	High	Low
Fiscal Year Ended December 31, 2018
First Quarter	$2.31	$1.49
Second Quarter	2.23	1.48
Third Quarter	1.97	1.51
Fourth Quarter	1.82	0.73

Fiscal Year Ended December 31, 2017
First Quarter	$2.76	$1.11
Second Quarter	1.31	1.10
Third Quarter	1.35	0.96
Fourth Quarter	2.35	1.06

Warrants	Price Ranges
	High	Low
Fiscal Year Ended December 31, 2018
First Quarter	$0.99	$0.63
Second Quarter	0.90	0.65
Third Quarter	0.80	0.50
Fourth Quarter	0.53	0.18

Fiscal Year Ended December 31, 2017
First Quarter	$0.40	$0.37
Second Quarter	0.43	0.29
Third Quarter	0.39	0.26
Fourth Quarter	0.90	0.29

The closing price of our common stock on January 7, 2019 was $0.98 per share and the closing price of our Warrants on January 7, 2019 was $0.3189 per Warrant. There were approximately 372 holders of record of our common stock and 19 holders of record of our Warrants, excluding holders for whom shares or Warrants are held in “nominee” or “street name” as of that date.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock and we do not intend to pay cash dividends in the foreseeable future. We expect as of the date hereof to retain any future earnings to fund the operation and expansion of our business. Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any future gains on their investments.

THE RIGHTS OFFERING

The Subscription Rights

We are distributing to holders of our common stock, at no charge, non-transferable Subscription Rights to purchase Units consisting of one share of our common stock and one Warrant to purchase one share of our common stock. In the Rights Offering, you will receive the right to invest $0.53 for each share of common stock owned at 5:00 p.m., New York Time, on January 15, 2019, the record date of the Rights Offering, or the Record Date, subject to limitations on the total number of Units that may be issued. The Subscription Rights will not be tradable or otherwise transferable. The price per Unit will be determined on February 15, 2019, which is the expiration date of our offering period, or the Expiration Date, and will equal the lower of (i) $0.98 or (ii) the volume weighted average price of our common stock for the five trading day period through and including the Expiration Date. We refer to the price as so determined as the Subscription Price.

Each Subscription Right will entitle you to invest $0.53 towards the purchase of Units, which we refer to as the Basic Subscription Right, at the Subscription Price, subject to limitations on the total number of Units that may be issued. If you exercise your Basic Subscription Rights in full, and other shareholders do not fully exercise their Basic Subscription Rights, you will be entitled to an Over-Subscription Privilege to purchase a portion of the unsubscribed Units at the Subscription Price, subject to proration and ownership limitations, which we refer to as the Over-Subscription Privilege. Each Subscription Right consists of a Basic Subscription Right and an Over-Subscription Privilege. The number of Units that you will obtain will equal the accepted dollar amount of your investment divided by the Subscription Price rounded down to the nearest whole Unit. If all the Subscription Rights were exercised, the total gross proceeds to us from the sale of Units offered in the Rights Offering would be approximately $40.5 million.

Basic Subscription Rights

Your Basic Subscription Rights will entitle you to invest $0.53 for each share of common stock you own on the Record Date, subject to limitations on the total number of Units that may be issued. You may exercise all or a portion of your Basic Subscription Rights, or you may choose not to exercise any of your Basic Subscription Rights. If you do not exercise your Basic Subscription Rights in full, you will not be entitled to exercise your Over-Subscription Privilege.

For example, if you owned 1,000 shares of our common stock as of the Record Date, you would have the right to invest an aggregate of $530 at the Subscription Price, subject to limitations on the total number of Units that may be issued. If you invest $530, and if on the Expiration Date the volume weighted average price of our common stock for the five trading day period through and including the Expiration Date is above $0.98 per share, then the Subscription Price will be $0.98 per share and you would receive 540 Units consisting in the aggregate of 540 shares of our common stock and Warrants to purchase 540 shares of our common stock and a refund of the remaining investment amount. If you invest $530, and on the Expiration Date the volume weighted average price of our common stock for the five trading day period through and including the Expiration Date is below $0.98 per share, then the Subscription Price will be such weighted average price and you would receive a number of Units equal to the quotient of $530 divided by such weighted average price, rounded down to the nearest whole Unit and a refund of the remaining investment amount. You may exercise all or a portion of your Basic Subscription Rights or you may choose not to exercise any Basic Subscription Rights at all. Subscription Rights may only be exercised in aggregate for whole numbers of shares of Units; no fractional shares of our common stock or Warrants exercisable for fractional shares will be issued in the Rights Offering. If all the Subscription Rights were exercised based on the foregoing, the total gross proceeds to us from the sale of Units offered in the Rights Offering would be approximately $40.5 million, however, see “Limitation on the Purchase of Units” below. You may exercise all or a portion of your Basic Subscription Rights or you may choose not to exercise any Basic Subscription Rights at all.

Over-Subscription Privilege

If you exercise your Basic Subscription Rights in full, you may also choose to exercise your Over-Subscription Privilege. Subject to proration and stock ownership limitations, and limitations on Unit sales we may impose that are described below, if applicable, we will seek to honor the Over-Subscription Privilege requests in full. If Over-Subscription Privilege requests exceed the number of Units available, however, we will allocate the available Units pro rata among the record holders exercising the Over-Subscription Privilege in proportion to the number of shares each of those record holders owned on the Record Date, relative to the number of shares owned by all record holders exercising the Over-Subscription Privilege. If this pro rata allocation results in any record holder receiving a greater number of Units than the record holder subscribed for pursuant to the exercise of the Over-Subscription Privilege, then such record holder will be allocated only that number of Units for which the record holder oversubscribed, and the remaining Units will be allocated among all other record holders exercising the Over-Subscription Privilege on the same pro rata basis described above. The proration process will be repeated until all Units have been allocated.

Broadridge Corporate Issuer Solutions, Inc., the Subscription Agent for the Rights Offering, will determine the over-subscription allocation based on the formula described above.

To the extent the aggregate subscription payment of the actual number of unsubscribed Units available to you at the Subscription Price pursuant to the Over-Subscription Privilege is less than the amount you actually paid in connection with the exercise of the Over-Subscription Privilege, you will be allocated, after the Subscription Price is determined, only the number of unsubscribed Units available to you, and any excess subscription payments will be returned to you, without interest or penalty, within 10 business days after expiration of the Rights Offering.

We can provide no assurance that, following determination of the Subscription Price, you will be entitled to purchase the number of Units issuable upon the exercise of your Over-Subscription Privilege in full at the expiration of the Rights Offering. We will not be able to satisfy any requests for Units pursuant to the Over-Subscription Privilege if all our shareholders exercise their Basic Subscription Rights in full, and we will only honor an Over-Subscription Privilege to the extent sufficient Units are available following the exercise of Basic Subscription Rights.

Limitation on the Purchase of Units

You may only purchase the number of Units purchasable upon exercise of the number of Basic Subscription Rights distributed to you in the Rights Offering, plus the Over-Subscription Privilege, if any. Accordingly, the number of Units that you may purchase in the Rights Offering is limited by the number of shares of our common stock you hold on the Record Date and by the extent to which other shareholders exercise their Basic Subscription Rights and Over-Subscription Privileges, which we cannot determine prior to completion of the Rights Offering. Because the Subscription Price is not fixed as of the date of this prospectus (see “Subscription Price” below), we cannot determine prior to completion of the Rights Offering on the Expiration Date the total number of shares we might issue pursuant to Units sold, however, notwithstanding the price of our shares on the date that the Subscription Price is fixed and notwithstanding the subscribed for amounts that we may receive, in the event of further volatility and market or price declines we nevertheless will sell no more than 50  million Units, in the Rights Offering, which would entail a Subscription Price of approximately $0.80 per Unit. As a consequence, a Subscription Price that is less than $0.80 per Unit will result in gross proceeds to us of less than $40.5 million even if the Rights Offering is fully subscribed by our shareholders, and would result in your Basic Subscription Right being less than $0.53 per share for each share of common stock you hold as of the Record Date. See “Return of Funds upon Completion, Termination or Amendment” below and see “Risk Factors.”

Subscription Price

We recognize that prices of our shares may fluctuate and that trading in our securities may be volatile during the period that this Rights Offering may be open to our shareholders. As a result, we have elected to establish the Subscription Price immediately after the close of trading on February 15, 2019, which is the Expiration Date of this offering, at a price per Unit that will be the lower of (i) $0.98 or (ii) the volume weighted average price of our common stock for the five trading day period through and including the Expiration Date. The Subscription Price as so determined does not necessarily bear any relationship to our past or expected future results of operations, cash flows, current financial condition, or any other established criteria for value.

Method of Determining Subscription Price

In establishing the method of determining the Subscription Price, the Board of Directors considered a variety of factors including those listed below:

●	our need to raise capital in the near term to continue our operations;

●	the current and historical trading prices of our common stock and volatility of trading markets;

●	a price that would increase the likelihood of shareholder participation in the Rights Offering;

●	the value of each Warrant being issued as a component of each Unit;

●	the cost of capital from other sources;

●

comparable precedent transactions, including the percentage of shares offered, the terms of the Subscription Rights being offered, the Subscription Price and the discount that the subscription prices in those offerings represented compared to the immediately prevailing closing prices for these offerings;

●	an analysis of stock price trading multiples for companies similar to us that, among other things, did not need to raise capital in the near-term; and

●	our most recently forecasted revenue relative to our peer group.

The Subscription Price does not necessarily bear any relationship to any established criteria for value. No valuation consultant or investment banker has opined upon the fairness or adequacy of the Subscription Price. You should not consider the Subscription Price as an indication of actual value of our company or our common stock or Warrants. You should not assume or expect that, after the Rights Offering, our shares of common stock or Warrants will trade at or above the Subscription Price in any given time period. The market price of our common stock and Warrants may decline during or after the Rights Offering. We cannot assure you that you will be able to sell the shares of our common stock or Warrants purchased in the Rights Offering or the shares of our common stock issued pursuant to the exercise of Warrants at a price equal to or greater than the Subscription Price or the exercise price of the Warrants. You should obtain a current price quote for our common stock and Warrants before exercising your Subscription Rights and make your own assessment of our business and financial condition, our prospects for the future, and the terms of this Rights Offering. Once made, all exercises of Subscription Rights are irrevocable, unless set forth otherwise herein.

Non-Transferability of Subscription Rights

The Subscription Rights are non-transferable (other than by operation of law) and, therefore, you may not sell, transfer, assign or give away your Subscription Rights to anyone. The Subscription Rights will not be listed for trading on any stock exchange or market.

Expiration Date; Extension

The subscription period, during which you may exercise your Subscription Rights, expires at 5:00 p.m., New York, on February 15, 2019, which is the Expiration Date of the Rights Offering. If you do not exercise your Subscription Rights before that time, your Subscription Rights will expire and will no longer be exercisable. We will not be required to issue Units to you if the Subscription Agent receives your Rights Certificate or your subscription payment after that time. We have the option to extend the Rights Offering in our sole discretion, although we do not presently intend to do so. We may extend the Rights Offering by giving oral or written notice to the Subscription Agent before the Rights Offering expires. If we elect to extend the Rights Offering, we will issue a press release announcing the extension no later than 9:00 a.m., New York Time, on the next business day after the most recently announced expiration date of the Rights Offering.

If you hold your shares of common stock in the name of a broker, dealer, custodian bank or other nominee, the nominee will exercise the Subscription Rights on your behalf in accordance with your instructions. Please note that the nominee may establish a deadline that may be before 5:00 p.m., New York Time, on February 15, 2019, which is the Expiration Date that we have established for the Rights Offering.

If we amend the Rights Offering to allow for an extension of the Rights Offering for a period of more than 30 days or make a fundamental change to the terms of the Rights Offering set forth in this prospectus, you may cancel your subscription and receive a refund of any money you have advanced.

Termination

We may terminate the Rights Offering at any time and for any reason prior to the completion of the Rights Offering. If we terminate the Rights Offering, we will issue a press release notifying shareholders and the public of the termination.

Return of Funds upon Completion, Termination or Amendment

The Subscription Agent will hold funds received in payment for Units in a segregated account pending completion of the Rights Offering. The Subscription Agent will hold this money until the Rights Offering is completed or is terminated. To the extent you properly exercise your Over-Subscription Privilege for a number of Units that, following determination of the Subscription Price, exceeds the number of unsubscribed Units available to you, any excess subscription payments will be returned to you within 10 business days after the expiration of the Rights Offering, without interest or penalty. If the Rights Offering is terminated for any reason, all subscription payments received by the Subscription Agent will be returned within 10 business days, without interest or penalty. If the Rights Offering is extended for a period of more than 30 days or terms of the Rights Offering set forth in this prospectus are fundamentally changed you may cancel your subscription and receive a refund of any money you have advanced by giving the Subscription Agent a written notice of cancellation of subscription within two business days from the date of extension or fundamental change to the terms of this Rights Offering has been disclosed to the public. Following the receipt of the written notice of cancellation, the Subscription Agent will return all cancelled subscription payments received by the Subscription Agent within 10 business days, without interest or penalty.

Shares of Our Common Stock Outstanding After the Rights Offering

The number of shares of common stock outstanding after the Rights Offering will depend on both (i) the total amount we receive in this Rights Offering from our shareholders of record and (ii) the Subscription Price once it is established. For example, if the Rights Offering is fully subscribed based on 76,336,215 shares of common stock outstanding as of December 31, 2018, assuming no other issuances of our common stock prior to the Record Date and the expiration of the Rights Offering, and if, for example, the Subscription Price is determined to be $0.9722 per Unit, we will issue 41,615,093 Units consisting of 41,615,093 shares and Warrants to purchase 41,615,093 shares which will result in our having 117,951,308 shares of common stock issued and outstanding after the Rights Offering, assuming no exercise of the Warrants. As a further illustration, if on same facts described above the Subscription Price is determined to be $1.10 per Unit, we will issue 36,780,176 Units consisting of 36,780,176 shares and 36,780,176 Warrants which will result in our having 113,116,391 shares of common stock after the Rights Offering. However, notwithstanding the Subscription Price, we will sell no more than 50 million Units in this offering.  If this maximum number of Units is issued, we will issue 50 million shares of common stock and 50 million Warrants and have an aggregate of 126,336,215 shares of common stock outstanding and 64,449,286 million Warrants outstanding after the Rights Offering. See “Limitations on the Purchase of Units” above.

Warrants Outstanding After the Rights Offering

The number of Warrants outstanding after the Rights Offering will depend on both (i) the total amount we receive in this Rights Offering from our shareholders of record and (ii) the Subscription Price once it is established. For example, if the Rights Offering is fully subscribed based on 76,336,215 shares of common stock outstanding as of December 31, 2018, assuming no other issuances of our common stock prior to the Record Date and the expiration of the Rights Offering, and if the Subscription Price is determined to be $0.9722 per Unit, we will issue 41,615,093 Units consisting of 41,615,093 shares and warrants to purchase 41,615,093 shares which will result in our having 56,064,379 warrants issued and outstanding after the Rights Offering, assuming no exercise of the Warrants. As a further illustration, if on same facts described above the Subscription Price is determined to be $1.10 per Unit, we will issue 36,780,176 Units consisting of 36,780,176 shares and 36,780,176 Warrants which will result in our having 51,229,462 warrants after the Rights Offering. However, notwithstanding the Subscription Price, we will sell no more than 50 million Units in this Offering. If this maximum number of Units is issued, we will issue 50 million shares of common stock and 50 million Warrants and have an aggregate of 126,336,215 shares of common stock outstanding and 64,449,286 million warrants outstanding after the Rights Offering. See “Limitations on the Purchase of Units” above.

Methods for Exercising Subscription Rights

The exercise of Subscription Rights is irrevocable and may not be cancelled or modified. You may exercise your Subscription Rights as follows:

Subscription by Record Holders

If you are a shareholder of record, the number of Units you may purchase pursuant to your Subscription Rights in indicated on the enclosed Rights Certificate. You may exercise your Subscription Rights by properly completing and executing the Rights Certificate and forwarding it, together with your full payment, to the Subscription Agent at the address given below under “Subscription Agent,” to be received before 5:00 p.m., New York Time, on February 15, 2019.

Subscription by Beneficial Owners

If you are a beneficial owner of shares of our common stock that are registered in the name of a broker, dealer, custodian bank, or other nominee, you will not receive a Rights Certificate. Instead, we will issue one Subscription Right to such nominee record holder for all shares of our common stock held by such nominee at the Record Date. If you are not contacted by your nominee, you should promptly contact your nominee in order to subscribe for Units in the Rights Offering and follow the instructions provided by your nominee.

To properly exercise your Over-Subscription Privilege, you must deliver the subscription payment related to your Over-Subscription Privilege before the Rights Offering expires. Because we will not know the total number of unsubscribed Units before the Rights Offering expires, if you wish to maximize the number of Units you purchase pursuant to your Over-Subscription Privilege, you will need to deliver payment in an amount equal to the aggregate subscription payment for the maximum amount that you wish to invest in the Rights Offering taking into consideration that the number of Units you may acquire will not be fixed until after the Rights Offering has expired. See "Shares of Our Common Stock Outstanding After the Rights Offering" above.

Payment Method

Payments must be made in full in U.S. currency by personal check, certified check or bank draft, or by wire transfer, and payable to “Broadridge Corporate Issuer Solutions, Inc., as Subscription Agent for Second Sight Medical Products, Inc.” You timely must pay the full subscription payment, including payment for the Over-Subscription Privilege, for the full number of Units you wish to acquire pursuant to the exercise of Subscription Rights by delivering a:

●	cashier’s, certified or personal check drawn against a U.S. bank payable to “Broadridge Corporate Issuer Solutions, Inc., as Subscription Agent for Second Sight Medical Products, Inc.”;

●	U.S. Postal money order payable to “Broadridge Corporate Issuer Solutions, Inc., as Subscription Agent for Second Sight Medical Products, Inc.”; or

●

wire transfer of immediately available funds directly to the account maintained by Broadridge Corporate Issuer Solutions, Inc., as Subscription Agent, for purposes of accepting subscriptions in this Rights Offering at Routing Number: 123000848, International/Swift code: USBKUS44IMT,U.S. Bank, 800 Nicollet Mall, Minneapolis, MN 55402, United States, Beneficiary Account Name: Broadridge, Account Number: 153910728465, For Further Credit Name: Second Sight Medical Products, Inc., For Further Credit Account Number: 153911599915 with reference to the name of the Rights holder.

If you elect to exercise your Subscription Rights, you should consider using a wire transfer or certified check drawn on a U.S. bank to ensure that the Subscription Agent receives your funds before the Rights Offering expires. If you send a personal check, payment will not be deemed to have been received by the Subscription Agent until the check has cleared. The clearinghouse may require five or more business days to clear a personal check. Accordingly, holders who wish to pay the Subscription Price by means of a personal check should make payment sufficiently in advance of the expiration of the Rights Offering to ensure that the payment is received and clears by that date. If you send a certified check, payment will be deemed to have been received by the Subscription Agent immediately upon receipt of such instrument.

You should read the instruction letter accompanying the Rights Certificate carefully and strictly follow it. DO NOT SEND RIGHTS CERTIFICATES OR PAYMENTS DIRECTLY TO US. We will not consider your subscription received until the Subscription Agent has received delivery of a properly completed and duly executed Rights Certificate and payment of the full subscription payment.

The method of delivery of Rights Certificates and payment of the subscription payment to the Subscription Agent will be at the risk of the holders of Subscription Rights. If sent by mail, we recommend that you send those certificates and payments by registered mail, properly insured, with return receipt requested, or by overnight courier, and that you allow a sufficient number of days to ensure delivery to the Subscription Agent and clearance of payment before the Rights Offering expires.

Missing or Incomplete Subscription Forms or Payment

If you fail to complete and sign the Rights Certificate or otherwise fail to follow the subscription procedures that apply to the exercise of your Subscription Rights before the Rights Offering expires, the Subscription Agent will reject your subscription or accept it to the extent of the payment received. Neither we nor our Subscription Agent undertake any responsibility or action to contact you concerning an incomplete or incorrect subscription form, nor are we under any obligation to correct such forms. We have the sole discretion to determine whether a subscription exercise properly complies with the subscription procedures.

The payment received will be applied to exercise your Subscription Rights to the fullest extent possible based on the amount of the payment received after determination of the Subscription Price. Any excess subscription payments received by the Subscription Agent will be returned, without interest or penalty, within 10 business days following the expiration of the Rights Offering.

Issuance of Common Stock and Warrants

The shares of common stock and Warrants that are purchased in the Rights Offering as part of the Units will be issued in book-entry, or uncertificated, form meaning that you will receive a direct registration (DRS) account statement from our transfer agent reflecting ownership of these securities if you are a holder of record of shares. If you hold your shares of common stock in the name of a custodian bank, broker, dealer, or other nominee or purchase shares of common stock and Warrants that were subscribed for through the placement agent, DTC will credit your account with your nominee with the securities you purchased in the Rights Offering.

Subscription Agent

The Subscription Agent for the Rights Offering is Broadridge Corporate Issuer Solutions Inc. The address to which Rights Certificates and payments should be mailed or delivered by overnight courier is provided below. If sent by mail, we recommend that you send documents and payments by registered mail, properly insured, with return receipt requested, and that you allow a sufficient number of days to ensure delivery to the Subscription Agent and clearance or payment before the Rights Offering expires. Do not send or deliver these materials to us.

By mail:	By hand or overnight courier:
Broadridge Corporate Issuer Solutions, Inc.	Broadridge Corporate Issuer Solutions, Inc.
Attention: BCIS Re-Organization Dept.	Attention: BCIS IWS
P.O. Box 1317	51 Mercedes Way
Brentwood, New York 11717-0693	Edgewood, New York 11717
(888) 789-8409 (toll free)	(888) 789-8409 (toll free)

If you deliver the Rights Certificates in a manner different than that described in this prospectus, we may not honor the exercise of your Subscription Rights.

Information Agent

You should direct any questions or requests for assistance concerning the method of subscribing for the Units or for additional copies of this prospectus to the Information Agent as follows: Broadridge Corporate Issuer Solutions, Inc., (888) 789-8409 (toll free) or email at shareholder@broadridge.com.

No Fractional Units

We will not issue fractional shares of common stock or fractional warrants in the Rights Offering. Rights holders will only be entitled to purchase a number of Units representing a whole number of shares of common stock, and a whole number of warrants, rounded down to the nearest whole number of Units a holder would otherwise be entitled to purchase. Any excess subscription payments received by the Subscription Agent will be returned within 10 business days after expiration of the Rights Offering, without interest or penalty.

Notice to Brokers and Nominees

If you are a broker, dealer, bank, or other nominee holder that holds shares of our common stock for the account of others on the Record Date, you should notify the beneficial owners of the shares for whom you are the nominee of the Rights Offering as soon as possible to learn their intentions with respect to exercising their Subscription Rights. If a beneficial owner of our common stock so instructs, you should complete the Rights Certificate and submit it to the Subscription Agent with the proper subscription payment by the expiration date. You may exercise the number of Subscription Rights to which all beneficial owners in the aggregate otherwise would have been entitled had they been direct holders of our common stock on the Record Date, provided that you, as a nominee record holder, make a proper showing to the Subscription Agent by submitting the form entitled “Nominee Holder Certification,” which is provided with your Rights Offering materials. If you did not receive this form, you should contact our Subscription Agent to request a copy.

Validity of Subscriptions

We will resolve all questions regarding the validity and form of the exercise of your Subscription Rights, including time of receipt and eligibility to participate in the Rights Offering. Our determination will be final and binding. Once made, subscriptions are irrevocable; we will not accept any alternative, conditional, or contingent subscriptions. We reserve the absolute right to reject any subscriptions not properly submitted or the acceptance of which would be unlawful. You must resolve any irregularities in connection with your subscriptions before the expiration date of the Rights Offering, unless we waive them in our sole discretion. Neither we nor the Subscription Agent is under any duty to notify you or your representative of defects in your subscriptions. A subscription will be considered accepted, subject to our right to withdraw or terminate the Rights Offering, only when the Subscription Agent receives a properly completed and duly executed Rights Certificate and any other required documents and the full subscription payment including final clearance of any personal check. Our interpretations of the terms and conditions of the Rights Offering will be final and binding.

Shareholder Rights

You will have no rights as a holder of the shares of our common stock you purchase in the Rights Offering until shares are issued in book-entry form or your account at your broker, dealer, bank, or other nominee is credited with the shares of our common stock purchased in the Rights Offering.

Foreign Shareholders

We will not mail this prospectus or Rights Certificates to shareholders with addresses that are outside the United States or that have an army post office or foreign post office address. The Subscription Agent will hold these Rights Certificates for their account. To exercise Subscription Rights, our foreign shareholders must notify the Subscription Agent prior to 5:00 p.m., New York Time, on February 12, 2019, the third business day prior to the Expiration Date, of your exercise of Subscription Rights and provide evidence satisfactory to us, such as a legal opinion from local counsel, that the exercise of such Subscription Rights does not violate the laws of the jurisdiction in which such shareholder resides and payment by a U.S. bank in U.S. dollars before the expiration of the offer. If no notice is received by such time or the evidence presented is not satisfactory to us, the Subscription Rights represented thereby will expire.

No Revocation or Change

Once you submit the Rights Certificate or have instructed your nominee of your subscription request, you are not allowed to revoke or change the exercise or request a refund of monies paid. All exercises of Subscription Rights are irrevocable, even if you learn information about us that you consider to be unfavorable. You should not exercise your Subscription Rights unless you are certain that you wish to purchase Units at the Subscription Price.

U.S. Federal Income Tax Treatment of Rights Distribution

For U.S. federal income tax purposes, we do not believe holders of shares of our common stock should recognize income or loss upon receipt or exercise of a Subscription Right. You are urged, however, to consult your own tax advisor as to your particular tax consequences resulting from the receipt and exercise of Subscription Rights and the receipt, ownership and disposition of our common stock. See “Material U.S. Federal Income Tax Consequences.”

No Recommendation to Rights Holders

Our Board of Directors is not making a recommendation regarding your exercise of the Subscription Rights. Stockholders who exercise Subscription Rights risk investment loss on money invested. We cannot assure you that the market price of our common stock and Warrants will reach or exceed the Subscription Price, and even if it does so, that it will not decline during or after the Rights Offering. We also cannot assure you that you will be able to sell shares of our common stock or Warrants purchased in the Rights Offering at a price equal to or greater than the Subscription Price. You should make your investment decision based on your assessment of our business and financial condition, our prospects for the future and the terms of this Rights Offering. See “Risk Factors” for a discussion of some of the substantial risks involved in investing in our securities.

Fees and Expenses

We will pay all fees charged by the Subscription Agent and the Information Agent. You are responsible for paying any other commissions, fees, taxes or other expenses incurred in connection with the exercise of your Subscription Rights or fees and costs that may be charged by the Transfer Agent in connection with issuing certificates out of your DRS account statement.

Listing

The Subscription Rights may not be sold, transferred, assigned or given away to anyone, and will not be listed for trading on any stock exchange or market. The shares of our common stock, including the shares to be issued in the Rights Offering, and the shares underlying the Warrants, are traded on Nasdaq under the symbol “EYES.” The Warrants are listed for trading on Nasdaq under the symbol “EYESW.”

Important

Do not send Rights Certificates directly to us. You are responsible for choosing the payment and delivery method for your Rights Certificate and you bear the risks associated with such delivery. If you choose to deliver your Rights Certificate and payment by mail, we recommend that you use registered mail, properly insured, with return receipt requested. We also recommend that you allow a sufficient number of days to ensure delivery to the Subscription Agent and clearance of payment prior to the expiration time.

 Other Matters

Second Sight is not making the Rights Offering in any state or other jurisdiction in which it is unlawful to do so, nor is Second Sight distributing or accepting any offers to purchase any Units from subscription rights holders who are residents of those states or of other jurisdictions or who are otherwise prohibited by federal or state laws or regulations to accept or exercise the subscription rights. Second Sight may delay the commencement of the Rights Offering in those states or other jurisdictions, or change the terms of the Rights Offering, in whole or in part, in order to comply with the securities law or other legal requirements of those states or other jurisdictions. Subject to state securities laws and regulations, Second Sight also has the discretion to delay allocation and distribution of any Units you may elect to purchase by exercise of your subscription rights in order to comply with state securities laws. Second Sight may decline to make modifications to the terms of the Rights Offering requested by those states or other jurisdictions, in which case, if you are a resident in one of those states or jurisdictions or if you are otherwise prohibited by federal or state laws or regulations from accepting or exercising the Subscription Rights you will not be eligible to participate in the Rights Offering.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion is a summary of material U.S. federal income tax consequences relating to the receipt and exercise (or expiration) of the Subscription Rights acquired through the Rights Offering and the ownership and disposition of shares of our common stock and Warrants received upon exercise of the Subscription Rights or shares of our common stock received upon exercise of the Warrants.

This summary deals only with Subscription Rights acquired through the Rights Offering, shares of our common stock and Warrants acquired upon exercise of Subscription Rights and shares of our common stock acquired upon exercise of the Warrants, in each case, that are held as capital assets by a beneficial owner. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to such a beneficial owner in light of the beneficial owner’s personal circumstances, including the alternative minimum tax and the Medicare contribution tax on investment income. This discussion also does not address tax consequences to holders that may be subject to special tax rules, including, without limitation, insurance companies, real estate investment trusts, regulated investment companies, grantor trusts, tax-exempt organizations, employee stock purchase plans, partnerships and other pass-through entities, persons holding Subscription Rights, shares of our common stock or warrants as part of a hedging, integrated, conversion or constructive sale transaction or a straddle, financial institutions, brokers, dealers in securities or currencies, traders that elect to mark-to-market their securities, persons that acquired Subscription Rights, shares of our common stock or warrants in connection with employment or other performance of services, U.S. Holders (as defined below) that have a functional currency other than the U.S. dollar, U.S. expatriates, and certain former citizens or residents of the United States. In addition, the discussion does not describe any tax consequences arising out of the tax laws of any state, local or foreign jurisdiction, or any U.S. federal tax considerations other than income taxation (such as estate, generation skipping or gift taxation).

The discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended, or the Code, the United States Treasury regulations promulgated thereunder, rulings and judicial decisions, as of the date hereof, and such authorities may be repealed, revoked or modified, perhaps retroactively. We have not sought, and will not seek, any rulings from the Internal Revenue Service, or the IRS, regarding the matters discussed below. There can be no assurance that the IRS or a court (if the matter were contested) will not take positions concerning the tax consequences of the receipt of Subscription Rights acquired through the Rights Offering by persons holding shares of our common stock, the exercise (or expiration) of the Subscription Rights, the acquisition, ownership and disposition of shares of our common stock and the acquisition, ownership and disposition (or expiration) of Warrants acquired upon exercise of the Subscription Rights that are different from those discussed below.

As used herein, a “U.S. Holder” means a beneficial owner of shares of our common stock, Subscription Rights and shares of our common stock and Warrants acquired upon exercise of Subscription Rights or shares of our common stock acquired upon exercise of the Warrants, as the case may be, that is for U.S. federal income tax purposes: (1) an individual who is a citizen or resident of the United States; (2) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia; (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (4) a trust (a) the administration of which is subject to the primary supervision of a court within the United States and one or more United States persons as described in Section 7701(a)(30) of the Code have authority to control all substantial decisions of the trust or (b) that has a valid election under the Treasury Regulations in effect to be treated as a United States person. A “Non-U.S. Holder” is such a beneficial owner (other than an entity or arrangement that is treated as a partnership for U.S. federal income tax purposes) that is not a U.S. Holder.

If any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes is the record owner, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. Holders that are partnerships (and partners in such partnerships) are urged to consult their own tax advisors.

HOLDERS OF SHARES OF OUR COMMON STOCK ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE CONSEQUENCES UNDER FEDERAL ESTATE AND GIFT TAX LAWS, FOREIGN, STATE, AND LOCAL LAWS AND TAX TREATIES OF THE RECEIPT, OWNERSHIP AND EXERCISE OF SUBSCRIPTION RIGHTS AND THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF SHARES OF OUR COMMON STOCK AND WARRANTS ACQUIRED UPON EXERCISE OF SUBSCRIPTION RIGHTS AND SHARES OF OUR COMMON STOCK ACQUIRED UPON EXERCISE OF WARRANTS.

Tax Consequences to U.S. Holders

Taxation of Subscription Rights

Receipt of Subscription Rights

Although the authorities governing transactions such as this Rights Offering are complex and do not speak directly to the consequences of certain aspects of this Rights Offering, including the inclusion of the right to purchase Warrants in the Subscription Rights (rather than the right to purchase only shares of our common stock), we do not believe your receipt of Subscription Rights pursuant to the Rights Offering should be treated as a taxable distribution with respect to your existing shares of common stock for U.S. federal income tax purposes. Pursuant to Section 305(a) of the Code, in general, the receipt by a shareholder of a right to acquire stock or warrants should not be included in the taxable income of the recipient. The general rule of non-recognition in Section 305(a) is subject to exceptions in Section 305(b), which include “disproportionate distributions”. A disproportionate distribution is a distribution or a series of distributions, including deemed distributions, that has the effect of the receipt of cash or other property by some shareholders and an increase in the proportionate interest of other shareholders in a corporation’s assets or earnings and profits. During the last 36 months, we have not made any distributions of cash or non-stock property with respect to: (i) our common stock or (ii) our options or warrants to acquire common stock. Currently we do not intend to make any future distributions of cash or non-stock property with respect to: (i) our common stock or (ii) our options or warrants to acquire common stock; however, there is no guarantee that we will not make such distributions in the future.

Our position regarding the tax-free treatment of the Subscription Rights distribution is not binding on the IRS or the courts. If this position is finally determined by the IRS or a court to be incorrect, whether on the basis that the issuance of the Subscription Rights is a disproportionate distribution or otherwise, the fair market value of the Subscription Rights would be taxable to holders of our common stock as a dividend to the extent of the holder’s pro rata share of our current and accumulated earnings and profits, if any, with any excess being treated as a return of capital to the extent thereof and then as capital gain. Although no assurance can be given, it is anticipated that we will not have current and accumulated earnings and profits through the end of 2019.

The following discussion is based upon the treatment of the Subscription Rights issuance as a non-taxable distribution with respect to your existing shares of common stock for U.S. federal income tax purposes.

Tax Basis in the Subscription Rights

If the fair market value of the Subscription Rights you receive is less than 15% of the fair market value of your existing shares of common stock (with respect to which the Subscription Rights are distributed) on the date you receive the Subscription Rights, the Subscription Rights will be allocated a zero dollar basis for U.S. federal income tax purposes, unless you elect to allocate your basis in your existing shares of common stock between your existing shares of common stock and the Subscription Rights in proportion to the relative fair market values of the existing shares of common stock and the Subscription Rights, determined on the date of receipt of the Subscription Rights. If you choose to allocate basis between your existing common shares and the Subscription Rights, you must make this election on a statement included with your timely filed tax return (including extensions) for the taxable year in which you receive the Subscription Rights. Such an election is irrevocable.

However, if the fair market value of the Subscription Rights you receive is 15% or more of the fair market value of your existing shares of common stock on the date you receive the Subscription Rights, then you must allocate your basis in your existing shares of common stock between those shares and the Subscription Rights you receive in proportion to their fair market values determined on the date you receive the Subscription Rights.

The fair market value of the Subscription Rights on the date that the Subscription Rights are distributed is uncertain, and we have not obtained, and do not intend to obtain, an appraisal of the fair market value of the Subscription Rights on that date. In determining the fair market value of the Subscription Rights, you should consider all relevant facts and circumstances, including any difference between the Subscription Price of the Subscription Rights and the trading price of our shares of common stock on the date that the Subscription Rights are distributed, the exercise price of the Warrants, the length of the period during which the Subscription Rights may be exercised and the fact that the Subscription Rights are non-transferable.

Exercise of Subscription Rights

Generally, you will not recognize gain or loss upon the effectiveness of the exercise of a Subscription Right in the Rights Offering. Your adjusted tax basis, if any, in the Subscription Right plus the Subscription Price should be allocated between the new common stock and Warrant acquired upon exercise of the Subscription Right. The basis in the stock upon which the Subscriptions Rights were issued which is allocated to the Subscription Rights under the prior section entitled “Tax Basis in the Subscription Rights” would be further allocated between the new common stock and the Warrant acquired upon exercise of the Subscription Right in proportion to their relative fair market values on the date the Subscription Rights were distributed. The Subscription Price should be allocated between the new common stock and Warrant acquired upon exercise of the Subscription Right in proportion to their relative fair market values on the exercise date. These allocations will establish your initial tax basis for U.S. federal income tax purposes in your new common stock and Warrants. The holding period of shares of common stock or a Warrant acquired upon exercise of a Subscription Right in the Rights Offering will begin on the date of exercise. Soon after closing of the Rights Offering, we intend to provide a calculation of the basis in each new share of common stock and Warrant to assist those exercising to establish their initial tax basis for U.S. federal income tax purposes.

If you exercise a Subscription Right received in the Rights Offering after disposing of the shares of our common stock with respect to which such Subscription Right is received, then certain aspects of the tax treatment of the exercise of the Subscription Right are unclear, including (1) the allocation of the tax basis between the shares of common stock previously sold and the Subscription Right, (2) the impact of such allocation on the amount and timing of gain or loss recognized with respect to the shares of our common stock previously sold and (3) the impact of such allocation on the tax basis of the shares of our common stock and Warrants acquired upon exercise of the Subscription Right. If you exercise a Subscription Right received in the Rights Offering after disposing of shares of our common stock with respect to which the Subscription Right is received, you should consult with your own tax advisor.

Expiration of Subscription Rights

If you allow Subscription Rights received in the Rights Offering to expire, you should not recognize any gain or loss for U.S. federal income tax purposes, and you should re-allocate any portion of the tax basis in your existing common stock previously allocated to the Subscription Rights that have expired to the existing common stock.

Taxation of Common Shares

Distributions

Distributions with respect to shares of our common stock acquired upon exercise of Subscription Rights or upon exercise of the Warrants will be taxable as dividend income when actually or constructively received to the extent of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. We currently have a substantial accumulated deficit of over $260 million as of September 30, 2018.

Dividend income received by certain non-corporate U.S. Holders with respect to shares of our common stock generally will be “qualified dividends” subject to preferential rates of U.S. federal income tax, provided that the U.S. Holder meets applicable holding period and other requirements. Subject to similar exceptions for short-term and hedged positions, dividend income on our shares of common stock paid to U.S. Holders that are domestic corporations generally will qualify for the dividends-received deduction. To the extent that the amount of a distribution exceeds our current and accumulated earnings and profits, such distribution will be treated first as a tax-free return of capital to the extent of your adjusted tax basis in such shares of our common stock and thereafter as capital gain.

Dispositions

If you sell or otherwise dispose of shares of common stock acquired upon exercise of Subscription Rights or upon exercise of Warrants in a taxable transaction, you will generally recognize capital gain or loss equal to the difference between the amount realized and your adjusted tax basis in the shares. Such capital gain or loss will be long-term capital gain or loss if your holding period for such shares is more than one year at the time of disposition. Long-term capital gain of a non-corporate U.S. Holder is generally taxed at preferential rates of U.S. federal income tax. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

You may be subject to information reporting and/or backup withholding with respect to the gross proceeds from the disposition of Warrants, shares of our common stock acquired through the exercise of Subscription Rights or through the exercise of Warrants, or dividend payments. Backup withholding (currently at the rate of 24%) may apply under certain circumstances if you (1) fail to furnish your social security or other taxpayer identification number, or TIN, (2) furnish an incorrect TIN, (3) fail to report interest or dividends properly or (4) fail to provide a certified statement, signed under penalty of perjury, that the TIN provided is correct, that you are not subject to backup withholding and that you are a U.S. person for U.S. federal income tax purposes on IRS Form W-9. Any amount withheld from a payment under the backup withholding rules is allowable as a credit against (and may entitle you to a refund with respect to) your U.S. federal income tax liability, provided that the required information is timely furnished to the IRS. Certain persons are exempt from information reporting and backup withholding, including corporations and certain financial institutions, provided that they demonstrate this fact, if requested. You are urged to consult your own tax advisor as to your qualification for exemption from backup withholding and the procedure for obtaining such exemption.

Taxation of Warrants

Exercise of Warrants

Upon the exercise of a Warrant by paying the exercise price in cash, in general, you will not recognize gain or loss for U.S. federal income tax purposes, except to the extent you receive a cash payment for any such fractional share that would otherwise have been issuable upon exercise of the Warrant. Your initial tax basis in common stock received will equal your adjusted tax basis in the Warrant exercised (as determined pursuant to the rules discussed above), increased by the amount of cash paid to exercise the Warrant and decreased by the adjusted tax basis allocable to any fractional share that would otherwise have been issuable upon exercise of the Warrant. Your holding period for the shares of our common stock received on exercise generally will commence on the day of exercise.

Expiration of Warrants

If you allow a Warrant to expire, you will generally recognize a loss for U.S. federal income tax purposes equal to your adjusted tax basis in the Warrant. In general, such a loss will be a capital loss and will be a short-term or long-term capital loss depending on your holding period for the Warrant.

Certain Adjustments to the Warrants

Under Section 305 of the Code, an adjustment to the number of common shares that will be issued on the exercise of the Warrants, or an adjustment to the exercise price of the Warrants, may be treated as a constructive distribution to you if, and to the extent that, such adjustment has the effect of increasing your proportionate interest in our earnings and profits or assets, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to our shareholders). Adjustments to the exercise price of Warrants made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution of the interest of the holders of the Warrants should generally not be considered to result in a constructive distribution. Any such constructive distribution would be taxable whether or not there is an actual distribution of cash or other property. See the more detailed discussion of the rules applicable to distributions made by us under the heading “Taxation of Distributions on Common Stock” below.

Sale, Exchange, Redemption or other Taxable Disposition of Warrants

Upon the sale, exchange, redemption or other taxable disposition of a Warrant, in general, you will recognize taxable gain or loss measured by the difference, if any, between (i) the amount of cash and the fair market value of any property received upon such taxable disposition and (ii) your adjusted tax basis in the Warrant as determined pursuant to the rules discussed above. Your gain or loss generally will be capital gain or loss and generally will be long-term capital gain or loss if, at the time of the sale or other disposition, your holding period for the Warrant is more than one year. The deductibility of capital losses is subject to limitations.

Tax Consequences to Non-U.S. Holders

Taxation of the Subscription Rights

Receipt, Exercise and Expiration of the Subscription Rights

The discussion assumes that the receipt of Subscription Rights will be treated as a nontaxable distribution. See “Tax Consequences to U.S. Holders – Taxation of Subscription Rights – Receipts of Subscription Rights” above. You will not be subject to U.S. federal income tax (or any withholding thereof) on the receipt, exercise or expiration of the Subscription Rights.

Exercise and Expiration of Warrants and Certain Adjustments to Warrants

Exercise of Warrants

In general, a Non-U.S. Holder will not recognize gain or loss for U.S. federal income tax purposes upon exercise of a Warrant, except to the extent the Non-U.S. Holder receives a cash payment for any such fractional share that would otherwise have been issuable upon exercise of the Warrant, which will be treated as a sale subject to the rules described under “Sale or Other Disposition of Common Stock or Warrants” below.

Expiration of Warrants

In general, a Non-U.S. Holder will not be able to utilize a loss recognized upon expiration of a Warrant against the Non-U.S. Holder’s U.S. federal income tax liability unless the loss is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if an income tax treaty so provides, is attributable to a permanent establishment in the United States) or is treated as a U.S.-source loss and the Non-U.S. Holder is present 183 days or more in the taxable year of disposition and certain other conditions are met.

Certain Adjustments to the Warrants

Under Section 305 of the Code, an adjustment to the number of common shares that will be issued on the exercise of the Warrants, or an adjustment to the exercise price of the Warrants, may be treated as a constructive distribution to a Non-U.S. Holder of the Warrants if, and to the extent that, such adjustment has the effect of increasing such Non-U.S. Holder’s proportionate interest in our earnings and profits or assets, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to our shareholders). Adjustments to the exercise price of Warrants made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution of the interest of the holders of the Warrants should generally not be considered to result in a constructive distribution. Any such constructive distribution would be taxable whether or not there is an actual distribution of cash or other property. See the more detailed discussion of the rules applicable to distributions made by us under the heading “Taxation of Distributions on Common Stock” below.

Taxation of Distributions on Common Stock

Any distributions of cash or property (including any adjustments to the Warrants described in the immediately preceding paragraph) made with respect to our common stock generally will be subject to withholding tax to the extent paid out of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes, if any, at a rate of 30% (or a lower rate prescribed by an applicable income tax treaty). In order to obtain a reduced withholding tax rate, if applicable, you will be required to provide a properly completed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, certifying your entitlement to benefits under a treaty. In addition, you will not be subject to withholding tax if you provide an IRS Form W-8ECI certifying that the distributions are effectively connected with your conduct of a trade or business within the United States (and, if an applicable income tax treaty so provides, are attributable to a permanent establishment within the United States); instead, you generally will be subject to U.S. federal income tax, net of certain deductions, with respect to such income at the same rates applicable to U.S. persons. If you are a corporation, a “branch profits tax” of 30% (or a lower rate prescribed by an applicable income tax treaty) also may apply to such effectively connected income.

Non-U.S. Holders may be required to periodically update their IRS Forms W-8.

Any distribution will also be subject to the discussion below under the heading “FATCA”.

Sale or Other Disposition of Our Common Stock or Warrants

Subject to the discussion below regarding backup withholding and FATCA, you generally will not be subject to U.S. federal income tax on any gain realized on a sale or other disposition of shares of our common stock or Warrants unless:

●       the gain is effectively connected with your conduct of a trade or business within the United States (and, if an applicable income tax treaty so provides, is attributable to a permanent establishment in the United States);

●       you are an individual, you hold your Subscription Rights, shares of common stock or Warrants as capital assets, you are present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met (in which case you will be subject to a 30% tax, or such lower rate as may be specified by an applicable income tax treaty, on the net gain derived from the disposition, which may be offset by your U.S.-source capital losses, if any); or

●       we are or have been a “United States real property holding corporation”, or USRPHC, for U.S. federal income tax purposes unless an exception for 5% or less shareholders applies.

Gain that is effectively connected with your conduct of a trade or business within the United States (and, if an applicable income tax treaty so provides, is attributable to a permanent establishment within the United States) generally will be subject to U.S. federal income tax, net of certain deductions, at the same rates applicable to U.S. persons. If you are a corporation, a “branch profits tax” of 30% (or a lower rate prescribed in an applicable income tax treaty) also may apply to such effectively connected gain.

A domestic corporation is treated as a USRPHC if the fair market value of its United States real property interests equals or exceeds 50% of the sum of (1) the fair market value of its United States real property interests, (2) the fair market value of its non-United States real property interests and (3) the fair market value of any other of its assets which are used or held for use in a trade or business. We believe that we are not currently, and have not been within the relevant testing period, a USRPHC. However, no assurance can be given that we will not become a USRPHC in the future. If we are a USRPHC or become a USRPHC in the future, a Non-U.S. Holder may still not be subject to U.S. federal income tax on a sale or other disposition if an exception for 5% or less shareholders applies. You are urged to consult your own tax advisor regarding the U.S. federal income tax considerations that could result if we are, or become, a USRPHC and with respect to the exception for 5% or less shareholders.

Information Reporting and Backup Withholding

Distributions on our common stock and the amount of tax withheld, if any, with respect to such distributions will generally be subject to information reporting. If you comply with certification procedures to establish that you are not a United States person, additional information reporting and backup withholding should not generally apply to distributions on our common stock and information reporting and backup withholding should not generally apply to the proceeds from a sale or other disposition of Warrants or shares of our common stock. Generally, a Non-U.S. Holder will comply with such procedures if it provides a properly executed IRS Form W-8BEN or W-8BEN-E, as applicable, (or other applicable IRS Form W-8) or otherwise meets documentary evidence requirements for establishing that it is a Non-U.S. Holder, or otherwise establishes an exemption. The amount of any backup withholding will generally be allowed as a refund or credit against your U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

Sale or Other Disposition of Our Common Stock

In general, you will not be subject to U.S. federal income tax on any gain realized on a sale of shares of our common stock unless:

●

the gain is effectively connected with your conduct of a trade or business within the United States (and, if an income tax treaty applies, is attributable to a permanent establishment in the United States);

●

you are an individual, you hold your Subscription Rights, shares of common stock as capital assets, you are present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or

●	we are or have been a “United States real property holding corporation,” or USRPHC, for U.S. federal income tax purposes unless an exception for 5% or less shareholders applies.

Gain that is effectively connected with your conduct of a trade or business within the United States (and, if an income tax treaty applies, is attributable to a permanent establishment within the United States) generally will be subject to U.S. federal income tax, net of certain deductions, at the same rates applicable to U.S. persons. If you are a corporation, a “branch profits tax” of 30% (or a lower rate prescribed in an applicable income tax treaty) also may apply to such effectively connected gain.

A domestic corporation is treated as a USRPHC if the fair market value of its United States real property interests equals or exceeds 50% of the sum of (1) the fair market value of its United States real property interests, (2) the fair market value of its non-United States real property interests and (3) the fair market value of any other of its assets which are used or held for use in a trade or business. We believe that we are not currently, and have not been within the relevant testing period, a USRPHC. However, no assurance can be given that we will not become a USRPHC in the future. If we are a USRPHC or become a USRPHC in the future, a Non-U.S. Holder may still not be subject to U.S. federal income tax on a sale or other disposition if an exception for 5% or less shareholders applies. You are urged to consult your own tax advisor regarding the U.S. federal income tax considerations that could result if we are, or become, a USRPHC and with respect to the exception for 5% or less shareholders.

Information Reporting and Backup Withholding

Distributions on our common stock and the amount of tax withheld, if any, with respect to such distributions will generally be subject to information reporting. If you comply with certification procedures to establish that you are not a United States person, additional information reporting and backup withholding should not apply to distributions on our common stock and information reporting and backup withholding should not apply to the proceeds from a sale or other disposition of shares of our common stock. The amount of any backup withholding will generally be allowed as a refund or credit against your U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

FATCA

Payments of dividends on our common stock to a Non-U.S. Holder will be subject to a 30% withholding tax if the Non-U.S. Holder fails to provide the withholding agent with documentation sufficient to show that it is compliant with FATCA. Generally, such documentation is provided on an executed and properly completed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. If dividends are subject to the 30% withholding tax under FATCA, they will not be subject to the 30% withholding tax described above under “Tax Consequences to Non-U.S. Holders-Taxation of Distributions on Common Stock.” Starting in 2019, payments of the gross proceeds from a sale or exchange of our common stock or other securities may also be subject to FATCA withholding absent proof of FATCA compliance prior to January 1, 2019.

THE PRECEDING DISCUSSION OF MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION PURPOSES ONLY  AND SHOULD NOT BE VIEWED AS TAX ADVICE. HOLDERS OF SUBSCRIPTION RIGHTS AND SHARES OF OUR COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE CONSEQUENCES UNDER FEDERAL ESTATE AND GIFT TAX LAWS, FOREIGN, STATE AND LOCAL LAWS AND TAX TREATIES OF THE RECEIPT, OWNERSHIP AND EXERCISE OF SUBSCRIPTION RIGHTS AND THE ACQUISITION, OWNERSHIP AND DISPOSITION OF SHARES OF OUR COMMON STOCK AND WARRANTS ACQUIRED UPON EXERCISE OF SUBSCRIPTION RIGHTS AND SHARES OF OUR COMMON STOCK ACQUIRED UPON EXERCISE OF THE WARRANTS.

DESCRIPTION OF SECURITIES

Common Stock

We have 200,000,000 shares of authorized common stock. As of December 31, 2018, there were 76,336,215 shares of common stock issued and outstanding, as well as:

●	7,128,330 shares of common stock issuable upon the exercise of stock options outstanding at December 31, 2018 with a weighted average exercise price of $3.83 per share;

●	3,438,577 shares of common stock reserved for future issuance to our employees under the Company’s 2011 Equity Incentive Plan at December 31, 2018;

●	35,625 shares of common stock issuable upon the settlement of restricted stock units outstanding at December 31, 2018;

●	13,647,286 shares of common stock issuable upon the exercise of warrants outstanding at December 31, 2018 with an exercise price of $1.47 per share;

●	406,888 shares of common stock reserved for future issuance to our employees under the Company’s Employee Stock Purchase Plan at December 31, 2018; and

●	802,000 shares of common stock issuable at December 31, 2018 pursuant to a warrant issued to our underwriter in November 2014 at an exercise price of $11.25 per share and expiring in November 2019.

Holders of common stock are entitled to one vote per share on all matters submitted to a vote of our shareholders and cumulative voting rights in the election of our directors. Under California law, in any election of directors, each shareholder is entitled to cumulative voting at such election. This means that each shareholder may cast, in person or by proxy, as many votes in the aggregate as that shareholder is entitled to vote, multiplied by the number of directors to be elected. A shareholder is entitled and can elect to cast all of his or her votes for any director or for any two or more as the shareholder would choose. Subject to preferences that may be applicable to any preferred stock outstanding at the time, the holders of outstanding shares of common stock are entitled to receive ratably any dividends declared by our Board of Directors out of assets legally available. Upon our liquidation, dissolution, or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any then-outstanding shares of preferred stock. Holders of common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable, and the shares of common stock offered, as well as shares acquired upon exercise of Warrants, when issued, will be fully paid and nonassessable.

The shares of common stock that are purchased in the Rights Offering will be issued in book-entry, or uncertificated, form meaning that you will receive a direct registration (DRS) account statement from our transfer agent reflecting ownership of shares if you are a holder of record of shares. The Subscription Agent will arrange for the issuance of the common stock as soon as practicable after the expiration of the Rights Offering, payment for the shares subscribed for has cleared, and all prorating calculations and reductions contemplated by the terms of the Rights Offering have been effected. If you hold your shares of common stock in the name of a custodian bank, broker, dealer, or other nominee, DTC will credit your account with your nominee with the common stock you purchased in the Rights Offering.

Preferred Stock

We have 10,000,000 shares of authorized preferred stock, no par value, none of which none was issued or outstanding at December 31, 2018. We may issue preferred stock, in series, with such designations, powers, preferences and none other rights and qualifications, limitations or restrictions as our Board of Directors may authorize, without further action by our shareholders.

The issuance of preferred stock with certain voting, conversion and/or redemption rights could adversely affect the rights of holders of our common stock, including with respect to voting, dividends and liquidation.  Preferred stock could also be issued quickly with terms calculated to delay, defer, or prevent a change in control of Second Sight or to make removal of management more difficult.  Additionally, the issuance of preferred stock may decrease the market price of our common stock.

Warrants Included in Units Issuable in the Rights Offering

The Warrants being issued in this Rights Offering are identical in terms to those we previously issued as a part of a rights offering completed in March 2017 and are listed for trading on Nasdaq under the “EYESW” trading symbol. Each Warrant entitles the holder to purchase one share of common stock for each whole share of common stock purchased in the Rights Offering at an exercise price equal to $1.47 per share. The term of the Warrants, including the Warrants issued in March 2017, will be extended from 5:00 p.m. New York time on March 14, 2022 through 5:00 p.m. New York time on March 14, 2024, contingent upon our receiving gross proceeds from this Rights Offering of at least $20 million by the Expiration Date (or within 30 days thereafter if the Rights Offering is extended). If we receive gross proceeds amounting to less than $20 million, then the expiration date of the Warrants will remain unchanged and not be extended and purchasers of Units will receive Warrants in the Rights Offering which expire at 5:00 p.m. New York time on March 14, 2022.

We may redeem the Warrants, in whole and not in part, at a price of $0.01 per Warrant, at any time after March 14, 2019, upon not less than 30 days’ prior written notice of redemption to each Warrant holder, if, (i) the trading of the common stock equals or exceeds $2.94, subject to adjustment, per share, for 15 consecutive trading days and (ii) all of our independent directors vote in favor of a warrants redemption. The Warrants will be issued in book-entry, or uncertificated, form meaning that you will receive a direct registration (DRS) account statement from our transfer agent reflecting your ownership of the Warrants. If you hold your shares of common stock in the name of a custodian bank, broker, dealer, or other nominee or purchase shares of common stock, DTC will credit your account with your nominee with the securities you purchased in the Rights Offering.

The Warrants will be exercisable by paying the exercise price in cash only; the Warrants will not include a cashless exercise provision.

The exercise price of the Warrants and the number of shares of common stock issuable upon exercise of the Warrants are subject to adjustment in certain circumstances, including a stock split of, stock dividend on, or a subdivision, combination or recapitalization of the common stock or as a result of certain Fundamental Transactions, as defined in the Warrant Agreement.

The Warrants are currently thinly traded and we cannot assure you that the trading market for the Warrants will improve.

The Warrants do not confer upon the holder any voting or any other rights of a shareholder of the Company. A holder of the Warrants will not have any rights as a shareholder until the Warrants have been exercised in accordance with their terms and the shares of common stock purchased thereby have been issued.

The Warrants will be issued pursuant to a warrant agreement, as amended, by and between us and VStock Transfer, LLC, as the warrant agent. A copy of the Warrant Agreement form and form of warrant underlying the Units is attached as an exhibit to the registration statement on Form S-1 (File No. 333-215463) filed with the SEC on January 9, 2017. The foregoing documents are available on SEC’s EDGAR database and copies of the Warrant are available at the offices of the Company and warrant agent. The foregoing description of the Warrants is qualified by the terms of the Warrant Agreement, as amended.

Certain Provisions of our Charter and Bylaws

The following is a summary of certain provisions of our articles of incorporation and our bylaws. This summary does not purport to be complete and is qualified in its entirety by reference to the corporate law of California and our articles of incorporation and bylaws. Our charter documents include provisions that may have the effect of discouraging, delaying or preventing a change in control or an unsolicited acquisition proposal that a shareholder might consider favorable, including a proposal that might result in the payment of a premium over the market price for the shares held by our shareholders. Certain of these provisions are summarized in the following paragraphs.

Effects of authorized but unissued common stock and blank check preferred stock.  One of the effects of the existence of authorized but unissued common stock and undesignated preferred stock may be to enable our board of directors to make more difficult or to discourage an attempt to obtain control of our Company by means of a merger, tender offer, proxy contest or otherwise, and thereby to protect the continuity of management. If the board of directors were to determine that a takeover proposal was not in our best interest, such shares could be issued by the board of directors without shareholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover transaction by diluting the voting or other rights of the proposed acquirer or insurgent shareholder group, by putting a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

In addition, our articles of incorporation grant our board of directors broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance also may adversely affect the rights and powers, including voting rights, of those holders and may have the effect of delaying, deterring or preventing a change in control of our Company.

Cumulative Voting.  Our articles of incorporation provide for cumulative voting in the election of directors which would allow holders of less than a majority of the stock to elect some directors.

Vacancies.  Our bylaws provide that any vacancy occurring on our board of directors may be filled by the shareholders at any time to fill any vacancy or vacancies not filled by the remaining members of the Board. Any such election by written consent requires the consent of a majority of the outstanding shares entitled to vote. In addition, vacancies in the Board, may be filled by approval of the Board pursuant to Section 151 of the California Corporations Code or, if the number of directors then in office is less than a quorum, by (1) the unanimous written consent of the directors then in office, (2) the affirmative vote of a majority of the directors then in office at a meeting held pursuant to notice or waivers of notice complying with Section 307 of the California Corporations Code, or (3) a sole remaining director. Each director so elected shall hold office until the next annual meeting and until such director's successor has been elected and qualified.

Indemnity

We will indemnify officers and directors against losses that they may incur in investigations and legal proceedings resulting from their services to us, which may include services in connection with takeover defense measures.

Transfer Agent and Warrant Agent

The transfer agent, warrant agent and registrar for our common stock is VStock Transfer LLC, 18 Lafayette Place, Woodmere, New York 11598. VStock Transfer LLC will also act as transfer agent and registrar for the Warrants.

PLAN OF DISTRIBUTION

As soon as practicable after the Record Date, we will distribute the Subscription Rights, Rights Certificates and copies of this prospectus supplement to the holders of our common stock on the Record Date. If your shares are held in the name of a custodian bank, broker, dealer or other nominee, then you should send your subscription documents and subscription payment to that record holder. If you are the record holder, then you should send your subscription documents, Rights Certificate, notice of guaranteed delivery and subscription payment to the Subscription Agent, Broadridge Corporate Issuer Solutions, Inc., at the following address. If sent by mail, we recommend that you send documents and payments by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the Subscription Agent. Do not send or deliver these materials to the Company.

By mail:	By hand or overnight courier:
Broadridge Corporate Issuer Solutions, Inc.	Broadridge Corporate Issuer Solutions, Inc.
Attention: BCIS Re-Organization Dept.	Attention: BCIS IWS
P.O. Box 1317	51 Mercedes Way
Brentwood, New York 11717-0693	Edgewood, New York 11717
(888) 789-8409 (toll free)	(888) 789-8409 (toll free)

See “The Rights Offering—Method for Exercising Subscription Rights.”

If you have any questions, you should contact our Information Agent for the Rights Offering, Broadridge Corporate Issuer Solutions, Inc. (888) 789-8409 (toll free) or email at shareholder@broadridge.com.

In the event that the Rights Offering is not fully subscribed, holders of rights who exercise all of their rights pursuant to their Basic Subscription Right will have the opportunity to subscribe for unsubscribed rights pursuant to the Over-Subscription Privilege. See further the section of this prospectus entitled “The Rights Offering” beginning on page S-45.

We have not agreed to enter into any standby or other arrangement to purchase or sell any rights or any of our securities. Gregg Williams, Chairman of our Board of Directors and the owner of approximately 47.49% of our outstanding common stock prior to this Rights Offering, has indicated that he intends to exercise all of his Basic Subscription Rights pursuant to the Rights Offering in amount of up to $20 million, but has made no binding commitment to do so in any amount.

We have agreed to pay the Subscription Agent and Information Agent a fee plus certain expenses, which we estimate will total approximately $55,000. We estimate that our total expenses in connection with the Rights Offering will be approximately $300,000. We have not employed any brokers, dealers or underwriters in connection with the solicitation or exercise of rights in the Rights Offering and no commissions, fees or discounts will be paid in connection with the Rights Offering. Other than as described in this prospectus supplement, we do not know of any existing agreements between any shareholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the underlying common stock and Warrants.

EXPERTS

Gumbiner Savett Inc., independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017, as set forth in their report, which is incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Gumbiner Savett Inc.’s reports, given on their authority as experts in accounting and auditing.

LEGAL MATTERS

The validity of any securities offered by this prospectus will be passed upon for us by Law Offices of Aaron A. Grunfeld & Associates, Los Angeles, California.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC under the Securities Act of 1933, as amended. This prospectus is part of the registration statement, but the registration statement includes additional information and exhibits. We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC also maintains a web site that contains reports, proxy and information statements and other information regarding companies, such as ours, that file documents electronically with the SEC. The website address is www.sec.gov. The information on the SEC’s website is not part of this prospectus, and any references to this website or any other website are inactive textual references only.

You may request a copy of any or all of the documents incorporated by reference but not delivered with this prospectus, at no cost, by writing or telephoning us at the following address and number: Investor Relations, Second Sight Medical Products, Inc., 12744 San Fernando Road, Suite 400, Sylmar, California 91342, telephone (818) 833-5000. We will not, however, send exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents. We also maintain a website at www.secondsight.com. However, the information on our website is not part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference in this prospectus supplement and the accompanying prospectus much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement and the accompanying prospectus is considered to be part of this prospectus supplement and the accompanying prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus supplement and the accompanying prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus supplement and the accompanying prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement, the accompanying prospectus or any document previously incorporated by reference have been modified or superseded. This prospectus supplement and the accompanying prospectus incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) until the offering of the securities under the registration statement is terminated or completed:

●

our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as filed with the SEC on March 20, 2018 including the information specifically incorporated by reference into the Annual Report on Form 10-K from our definitive proxy statement on Schedule 14A, filed on April 13, 2018;

●	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2018, as filed with the SEC on May 15, 2018;

●	our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2018, as filed with the SEC on August 7, 2018;

●	our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2018, as filed with the SEC on November 8, 2018;

●

our Current Reports on Form 8-K, as filed with the SEC on January 9, 2018, January 22, 2018, January 25, 2018, January 30, 2018, February 9, 2018, March 12, 2018, March 16, 2018, March 27, 2018, April 9, 2018, May 1, 2018, May 8, 2018, May 22, 2018, June 21, 2018, July 31, 2018, August 16, 2018, September 4, 2018, September 18, 2018, October 10, 2018, October 22, 2018, November 6, 2018, December 14, 2018 and January 7, 2018; and

●

the description of our common stock included in our Registration Statement on Form 8-A, as filed with the SEC on November 14, 2014, as amended, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

●

the description of the Warrants included in our Registration Statement on Form 8-A, as filed with the SEC on March 24, 2017, as amended, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

This prospectus supplement may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus. You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus.

Requests for such documents should be directed to: Second Sight Medical Products, Inc., 12744 San Fernando Road, Suite 400, Sylmar, California 91342, Attention: Secretary, Telephone: (818) 833-5000.

SECOND SIGHT MEDICAL PRODUCTS, INC.

$100,000,000

Common Stock

Preferred Stock
Debt Securities
Units
Warrants

From time to time, we may offer and sell up to an aggregate of $100,000,000 of our common stock, preferred stock, debt securities, and warrants, individually or in units in one or more offerings. This prospectus provides you with a general description of the securities.

Each time we offer and sell securities we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

We are an “emerging growth company” as defined under the federal securities laws and are subject to reduced public company reporting requirements. Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties referenced under the heading “Risk Factors” on page 10 of this prospectus as well as those contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Our common stock and warrants are traded on The Nasdaq Capital Market under the symbol “EYES” and “EYESW” respectively. On October 26, 2017 the last reported price of our common stock and warrants on the Nasdaq Capital Market was $1.09 and $0.29, respectively.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is November 9, 2017.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may sell common stock, preferred stock, debt securities, and warrants in one or more offerings up to a total dollar amount of $100,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of those securities. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. We may also add, update or change in the prospectus supplement (and in any related free writing prospectus that we may authorize to be provided to you) any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. We urge you to carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the headings “Where You Can Find More Information” and “Incorporation by Reference” before buying any of the securities being offered.

We have not authorized anyone to provide you with information different from the information contained in or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. We take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus and the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any related free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information. You should read this prospectus, any accompanying prospectus supplement, the documents incorporated by reference in the accompanying prospectus(es), and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision.

Unless the context otherwise requires, references in this prospectus to “Second Sight,” “the Company,” “we,” “us” and “our” refer to Second Sight Medical Products, Inc. Second Sight®, the Second Sight logo, FLORA®, and Argus® are registered trademarks, and Orion is a trademark of Second Sight Medical Products, Inc. All other product and company names are trademarks of their respective owners.

SECOND SIGHT MEDICAL PRODUCTS, INC.

Second Sight was founded in 1998 with a mission to develop, manufacture, and market prosthetic devices that restore some useful vision to blind individuals. Our principal offices are located in Sylmar, California, approximately 25 miles northwest of downtown Los Angeles. We also have an office in Lausanne, Switzerland, that manages our commercial and clinical operations in Europe, the Middle East and Asia.

Our current product, the Argus® II System, treats outer retinal degenerations, such as retinitis pigmentosa, which is a hereditary disease, affecting an estimated 1.5 million people worldwide including about 100,000 people in the United States. Retinitis Pigmentosa causes a progressive degeneration of the light-sensitive cells of the retina, leading to significant visual impairment and ultimately blindness. The Argus II System is the only retinal prosthesis approved in the United States by the Food and Drug Administration (FDA), and was the first approved retinal prosthesis in the world. The Argus II System provides an artificial form of vision that differs from the vision of people with normal sight. It does not restore normal vision and it does not slow or reverse the progression of the disease. Results vary among patients and while the majority of patients receive a significant benefit from the Argus II, some patients report receiving little or no benefit.

We began selling the Argus II System in Europe at the end of 2011, Saudi Arabia in 2012, the United States and Canada in 2014, Turkey in 2015, and Taiwan, South Korea and Russia in 2017. With the exception of Taiwan and Russia, we have full regulatory approval to sell in these regions. In Taiwan and Russia we have limited regulatory approval but we are working to obtain full regulatory approval in both countries. We sell primarily through our direct sales force, but use distributors in certain countries.

We believe we can further expand our markets to include nearly all profoundly blind individuals, other than those who are blind due to preventable diseases or due to brain damage, by developing a visual cortical prosthesis. We refer to this product as the Orion I visual prosthesis system. We estimate that there are approximately 5.8 million people worldwide who are legally blind due to causes other than preventable conditions. If approved for marketing, the FDA and other regulatory agencies will determine the subset of these patients who are eligible for the Orion I based on our clinical trial and the associated results.

Our objective in designing and developing the Orion I visual prosthesis system is to bypass the optic nerve and directly stimulate the part of the brain responsible for vision. We currently have a conditional approval from the FDA to begin a U.S. feasibility study at two leading university hospital sites and have applied for approval with European Competent authorities to begin a feasibility trial in Europe. This study will confirm initial findings in our human pilot study we announced in the fourth quarter of 2016, and provide the first human data of a fully functional wireless visual cortical stimulator system including the external video camera system. We expect to implant and activate our Orion I visual prosthesis system in human subjects later this year. This study will provide the first human data of a fully functional wireless visual cortical stimulator system including an external video camera system. This initial study in a small number of subjects, if successful, should also form the basis for an expansion to a pivotal clinical trial in 2018. We have demonstrated the highly important and unique ability to design products with long-term reliability and as of October 19, 2017, we have 412 issued patents and 98 pending patent applications, on a worldwide basis.

RISK FACTORS

An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the specific risk factors discussed in the sections entitled “Risk Factors” contained in any applicable prospectus supplement and our filings with the SEC, which are incorporated by reference in this prospectus, together with all of the other information contained in this prospectus, any applicable prospectus supplement or free writing prospectus, or incorporated by reference in this prospectus. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks or uncertainties described in our SEC filings or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our securities could decline and you might lose all or part of your investment.

THE SECURITIES WE MAY OFFER

We may issue from time to time, in one or more offerings the following securities:

●	shares of common stock;

●	shares of preferred stock;

●	notes, debentures or other debt securities;

●	warrants to purchase shares of preferred stock or common stock; or

●	any combination of common stock, preferred stock, debt securities or warrants.

When we use the term “securities” in this prospectus, we mean any of the securities we may offer with this prospectus, unless we say otherwise. This prospectus, including the following summary, describes the general terms that may apply to the securities; the specific terms of any particular securities that we may offer will be described in a separate supplement to this prospectus, information incorporated by reference or related free writing prospectus, which may be in addition to or different from the general terms summarized in this prospectus. . However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

 The summaries contained in this prospectus and in any prospectus supplements, information incorporated by reference or related free writing prospectus may not contain all of the information that you would find useful. Accordingly, you should read the actual documents relating to any securities sold pursuant to this prospectus. See “Where You Can Find More Information” and “Incorporation of Documents by Reference” for information about how to obtain copies of those documents.

The terms of any particular offering, the initial offering price and the net proceeds to us will be contained in the prospectus supplement, information incorporated by reference or free writing prospectus, relating to each offering. Where applicable, a prospectus supplement, information incorporated by reference or related free writing prospectus will also describe any material United States federal income tax consequences relating to the securities offered and indicate whether the securities offered are or will be listed on any securities exchange.

 This prospectus may not be used to offer or sell securities unless it is accompanied by a prospectus supplement.

We may sell the securities directly to or through agents, underwriters or dealers. We, and our agents, dealers or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through agents or underwriters, we will include in the applicable prospectus supplement:

●	the name of those agents or underwriters;

●	applicable fees, discounts and commissions to be paid to them;

●	details regarding over-allotment options, if any; and

●	the net proceeds to us.

Common Stock. We may issue shares of our common stock from time to time. Holders of our common stock are entitled to one vote per share on all matters submitted to a vote of shareholders. Subject to any preferences of any of our preferred stock that may be outstanding, holders of our common stock are entitled to dividends when and if declared by our board of directors.

Preferred Stock. We may issue shares of our preferred stock from time to time, in one or more series. Our board of directors will determine the designations, voting powers, preferences and rights of the preferred stock, as well as the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, preemptive rights, terms of redemption or repurchase, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of any series. Convertible preferred stock will be convertible into our common stock or exchangeable for other securities. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

Warrants. We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series, from time to time. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities. In this prospectus, we have summarized certain general features of the warrants. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the particular series of warrants being offered, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants. Forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants being offered have been filed as exhibits to the registration statement of which this prospectus is a part, and supplemental warrant agreements and forms of warrant certificates will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

We will evidence each series of warrants by warrant certificates that we will issue. Warrants may be issued under an applicable warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if applicable, in the prospectus supplement relating to the particular series of warrants being offered.

Debt Securities. We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all of our senior indebtedness. Convertible debt securities will be convertible into or exchangeable for our common stock or other securities. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

The debt securities will be issued under one or more documents called indentures, which are contracts between us and a national banking association or other eligible party, as trustee. In this prospectus, we have summarized certain general features of the debt securities. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities. Forms of indentures have been filed as exhibits to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

RATIO OF EARNINGS TO FIXED CHARGES

 The following table sets forth our ratio of earnings to fixed charges for the periods indicated (in millions):

	Six months ended June 30,				Fiscal Year Ended December 31,
	2017		2016		2016		2015
Ratio of earnings to fixed charges	$	N/A	$	N/A	$	N/A	$	N/A

For the purpose of this table, “earnings” consists of pre-tax income (loss) from continuing operations, plus fixed charges and amortizations of capitalized interest, less interest capitalized.

“Fixed charges” consist of interest expensed and capitalized related to indebtedness. For the fiscal years ended December 31, 2016, and 2015 for the six months ended June 30, 2017 and 2016, we had no earnings, and consequently earnings for these periods were insufficient to cover fixed charges. Currently we have no shares of preferred stock outstanding and we have not paid any dividends on preferred stock in the periods presented. Therefore, the ratios of earnings to combined fixed charges and preferred stock dividends are not different from the ratios of earnings to fixed charges.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents included or incorporated by reference in this prospectus contains forward-looking statements.  Forward-looking statements give our current expectations or forecasts of future events.  You can identify these statements by the fact that they do not relate strictly to historical or current facts.  You can find many (but not all) of these statements by looking for words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “would,” “should,” “could,” “may” or other similar expressions in this prospectus.  In particular, these include statements relating to future actions, prospective products, applications, customers, technologies, future performance or results of anticipated products, expenses, and financial results.  These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or projections.  Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

●	our liquidity and our ability to raise capital to finance our operations,

●	our limited cash and a history of losses,

●	our future financial and operating results and our ability to achieve profitability,

●	our limited experience in marketing our product at a sustainable commercial level and need to expand our domestic and international marketing programs,

●	emerging competition and rapidly advancing technology or alternative therapies and treatments for persons suffering from blindness,

●	customer demand for the products we develop, effective pricing and obtaining reimbursement under government and private insurance programs,

●	our need to conduct and pay for additional clinical trials to determine efficacy of the Argus II System in treating patients with AMD and for new products that we are planning on developing especially the Orion I product,

●	obtaining a U.S. outpatient payment rate that adequately covers the costs incurred by hospitals for the Argus II device and implant procedure,

●	our ability to obtain adequate government and private party insurance reimbursements for our products domestically and in foreign markets,

●	the impact of competitive or alternative products, technologies and pricing,

●	general economic conditions and events and the impact they may have on us and our potential customers,

●	the adequacy of protections afforded to us by the patents that we own and license and the cost to us of maintaining, enforcing and defending those patents and licenses,

●	our ability to obtain, expand and maintain patent protection in the future, and to protect our non-patented intellectual property,

●	our exposure to and ability to defend third-party claims and challenges to our patents, licenses and other intellectual property rights,

●	our ability to obtain adequate financing in the future,

●	our ability to continue as a going concern,

●	our ability to develop, successfully test and obtain FDA and other regulatory approvals for the Orion I,

●	our intentions, expectations and beliefs regarding anticipated growth, market penetration and trends in our business,

●	the timing and success of our plan of product commercialization,

●	the effects of market conditions on our stock price and operating results,

●	our ability to timely and effectively adapt our existing technology and have our technology solutions gain market acceptance,

●	our plans to use the proceeds from this offering,

●	our ability to comply with evolving legal standards and regulations, particularly concerning requirements for being a public company and United States export regulations,

●	the attraction and retention of qualified employees and key personnel, and

●	other factors discussed in the “Risk Factors” section of this prospectus.

Forward-looking statements are based upon management’s beliefs and assumptions and are made as of the date of this prospectus. We undertake no obligation to publicly update or revise any forward-looking statements included in this prospectus or to update the reasons why actual results could differ from those contained in such statements, whether as a result of new information, future events or otherwise, except to the extent required by federal securities laws.  Actual future results may vary materially as a result of various factors, including, without limitation, the risks outlined under the section entitled “Risk Factors” and matters described in this prospectus generally.  In light of these risks and uncertainties, we cannot assure you that the forward-looking statements contained in this prospectus will in fact occur.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances described in the forward-looking statements will be achieved or occur. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. We undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus to conform these statements to actual results or to changes in our expectations, except as required by law.

You should read this prospectus and the documents that we reference in this prospectus and have filed with the Securities and Exchange Commission as exhibits to the registration statement of which this prospectus is a part with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect.

USE OF PROCEEDS

Except as described in any prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you, we currently intend to use the net proceeds from the sale of securities under this prospectus for general corporate purposes, including manufacturing expenses, clinical trial expenses, research and development expenses, sales and marketing expenses, general and administrative expenses, and other expenses associated with the commercialization of Argus II , any other product candidate we develop and our cortical visual prosthesis device, Orion. We may also use a portion of the net proceeds to license, invest in or acquire businesses or technologies that we believe are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions. As of the date of this prospectus, we cannot specify with certainty all of the particular uses of the proceeds from the sale of securities under this prospectus. Accordingly, we will retain broad discretion over the use of such proceeds. Pending the use of the net proceeds from the sale of securities under this prospectus as described above, we intend to invest the net proceeds in investment-grade, interest-bearing instruments.

DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of 200,000,000 shares of common stock, without par value, and 10,000,000 shares of preferred stock, without par value. As of September 30, 2017, we had a total of 56,806,352 shares of common stock outstanding and no shares of preferred stock outstanding.

The following summary description of our capital stock is based on the provisions of our articles of incorporation and bylaws and the applicable provisions of the California Corporations Code. This information is qualified entirely by reference to the applicable provisions of our articles of incorporation, bylaws and the California Corporations Code. For information on how to obtain copies of our articles of incorporation and bylaws, which are exhibits to the registration statement of which this prospectus is a part, see “Where You Can Find More Information” and “Incorporation by Reference.”

Common Stock

The holders of common stock are entitled to one vote per share on all matters submitted to a vote of our shareholders and cumulative voting rights in the election of our directors. Under California law, in any election of directors, each shareholder is entitled to cumulative voting at such election. This means that each shareholder may cast, in person or by proxy, as many votes in the aggregate as that shareholder is entitled to vote, multiplied by the number of directors to be elected. A shareholder is entitled and can elect to cast all of his or her votes for any director or for any two or more as the shareholder would choose. Our by-laws provide that the holders of a majority of the outstanding shares of our common stock, if present in person or by proxy, represent a quorum for the transaction of business at shareholders’ meetings. In most instances, if holders of a majority of the common stock present in person or by proxy at any meeting vote “for” a matter, the matter passes. Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive ratably any dividends declared by our board of directors out of assets legally available. Upon our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the outstanding liquidation preferences of any then outstanding shares of preferred stock. Holders of common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable, and the shares of common stock offered, when issued, will be fully paid and nonassessable.

Our common stock is listed on The Nasdaq Capital Market under the symbol “EYES”. We have not applied to list our common stock on any other exchange or quotation system.

Preferred Stock

We have 10,000,000 shares of authorized preferred stock, no par value, none of which was issued or outstanding on September 30, 2017. Shares of preferred stock may be issued from time to time in one or more series, each of which will have such distinctive designation or title as shall be determined by our board of directors prior to the issuance of any shares thereof. Preferred stock will have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of preferred stock as may be adopted from time to time by the board of directors prior to the issuance of any shares thereof. The number of authorized shares of preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of our capital stock entitled to vote generally in the election of the directors, voting together as a single class, without a separate vote of the holders of the preferred stock, or any series thereof, unless a vote of any such holders is required pursuant to any preferred stock designation.

While we do not currently have any plans for the issuance of any preferred stock, the issuance of such preferred stock could adversely affect the rights of the holders of common stock and, therefore, reduce the value of the common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of the common stock until the Board of Directors determines the specific rights of the holders of the preferred stock; however, these effects may include:

●	Restricting dividends on the common stock;

●	Diluting the voting power of the common stock;

●	Impairing the liquidation rights of the common stock; or

●	Delaying or preventing a change in control of the Company without further action by the shareholders.

Other than in connection with shares of preferred stock (as explained above), which preferred stock is not currently designated nor contemplated by us, we do not believe that any provision of our articles of incorporation or bylaws would delay, defer or prevent a change in control.

Stock Options, Warrants and Restricted Stock Units

As of September 30, 2017, we have reserved the following shares of common stock in the aggregate for issuance pursuant to stock option and warrant agreements and restricted stock unit awards (“RSUs”):

●	5,530,464 shares of common stock issuable upon the exercise of stock options outstanding at September 30, 2017 with a weighted average exercise price of $4.98 per share;

●	2,650,253 shares of common stock reserved for future issuance to our employees under the Company’s 2011 Equity Incentive Plan;

●	95,000 shares of common stock issuable upon the settlement of restricted stock units outstanding at September 30, 2017;

●	15,130,835 shares of common stock issuable upon the exercise of warrants outstanding at September 30, 2017 (includes 13,652,341 million warrants exercisable at $1.47 per share that we issued and sold to our shareholders in a registered rights offering completed in March 2017) with a weighted average exercise price of $2.15 per share;

●	514,861 shares of common stock reserved for future issuance to our employees under the Company’s Employee Stock Purchase Plan, as well as any automatic increases in the number of shares of our common stock reserved for future issuance under this plan.

Transfer Agent

The transfer agent and registrar for our common stock is VStock Transfer LLC, 18 Lafayette Place, Woodmere, New York 11598.

Dividend Policy

We have never paid any cash dividends on our capital stock and do not anticipate paying any cash dividends on our common stock in the foreseeable future. We intend to retain future earnings to fund ongoing operations and future capital requirements. Any future determination to pay cash dividends will be at the discretion of our board of directors and will be dependent upon financial condition, results of operations, capital requirements and such other factors as the board of directors deems relevant.

DESCRIPTION OF WARRANTS

We may issue warrants from time to time under this prospectus for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

Warrants issued under this prospectus may be issued under warrant agreements which we will enter into with a warrant agent to be selected by us. We use the term “warrant agreement” to refer to any of these warrant agreements. We use the term “warrant agent” to refer to the warrant agent under any of these warrant agreements. Any warrant agent will act solely as an agent of ours in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements and any free writing prospectus related to the particular series of warrants that we offer under this prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including, to the extent applicable:

●	the offering price and aggregate number of warrants offered;

●	the currency for which the warrants may be purchased;

●	the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	the date on and after which the warrants and the related securities will be separately transferable;

●	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

●	in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire;

●	the manner in which the warrant agreements and warrants may be modified;

●	a discussion of material United States federal income tax consequences of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

●	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

●	in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent, if applicable, in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements will be governed by and construed in accordance with the laws of the State of California.

Enforceability of Rights by Holders of Warrants

Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time under this prospectus, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

We will issue the debt securities under an indenture that we will enter into with the trustee named in the indenture. We have summarized select portions of the indenture below. The summary is not complete. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

●	the title of the series of debt securities;

●	any limit upon the aggregate principal amount that may be issued;

●	the maturity date or dates;

●	the form of the debt securities of the series;

●	the applicability of any guarantees;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

●	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

●	if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

●	the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●	if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

●	the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

●	any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

●	whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

●	if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

●	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

●	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

●	additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

●	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

●	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

●	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

●	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

●	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

●	the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

●	any restrictions on transfer, sale or assignment of the debt securities of the series; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

●	if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

●	if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

●	if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

●	subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

●	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

●	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request,

●	such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

●	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

●	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

●	to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale;”

●	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

●	to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

●	to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

●	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

●	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

●	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

●	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

●	extending the fixed maturity of any debt securities of any series;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture will provide that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

●	provide for payment;

●	register the transfer or exchange of debt securities of the series;

●	replace stolen, lost or mutilated debt securities of the series;

●	pay principal of and premium and interest on any debt securities of the series;

●	maintain paying agencies;

●	hold monies for payment in trust;

●	recover excess money held by the trustee;

●	compensate and indemnify the trustee; and

●	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated debt securities that we may issue, nor does it limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	a discussion of certain United States federal income tax considerations applicable to the units; and

●	any other terms of the units and their constituent securities.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depository or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities.

As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

●	how it handles securities payments and notices;

●	whether it imposes fees or charges;

●	how it would handle a request for the holders’ consent, if ever required;

●	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

●	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

●	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, DTC will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

●	An investor cannot cause the securities to be registered in his or her name and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below.

●	An investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above.

●	An investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form.

●	An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective.

●	The depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way.

●	The depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well.

●	Financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will be Terminated

In a few special situations described below, the global security will terminate, and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

The global security will terminate when the following special situations occur:

●	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

●	if we notify any applicable trustee that we wish to terminate that global security; or

●	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●     at negotiated prices. Each time we offer and sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms of the offering, including:

●	the name or names of any underwriters, dealers or agents;

●	the amounts of securities underwritten or purchased by each of them;

●	the purchase price of securities and the proceeds we will receive from the sale;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any underwriting discounts or commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

●	the public offering price of the securities;

●	any discounts, commissions or concessions allowed or re-allowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Any common stock will be listed on the Nasdaq Capital Market, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such overallotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate proceeds of the offering.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

The validity of the securities being offered by this prospectus will be passed upon for us by Law Offices of Aaron A. Grunfeld & Associates, Los Angeles, California. Mr. Grunfeld beneficially owns 73,855 shares of common stock, warrants to purchase 34,007 shares of common stock, and options to purchase 70,000 shares of common stock.

EXPERTS

The audited consolidated financial statements as of December 31, 2016 and 2015 and for each of the years in the three-year period ended December 31, 2016 incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Gumbiner Savett Inc., an independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing in giving said report.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities we are offering under this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits which are part of the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. Our SEC filings are also available at the SEC’s website at www.sec.gov. We maintain a website at www.secondsight.com. Information contained in our website does not constitute a part of this prospectus.

INCORPORATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including our Compensation Committee report and performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

●	our Annual Report on Form 10-K for the year ended December 31, 2016 as filed with the SEC on March 16, 2017,

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 as filed with the SEC on May 9, 2017, and Quarterly Report on Form 10-Q for the quarter ended June 30, 2017 as filed with the SEC on August 7, 2017,

●	our Periodic Reports on Form 8-K as filed with the SEC on January 6, 2017, February 27, 2017, March 6, 2017, March 10, 2017, April 10, 2017, April 20, 2017, June 8, 2017, June 26, 2017, July 6, 2017, July 10, 2017, July 14, 2017, July 18, 2017, July 26, 2017, July 28, 2017, August 31, 2017 and on October 5, 2017,

●	our Proxy Statement as filed with the SEC on May 1, 2017, and

●	Registration Statement on Form 8-A 12B/A filed with the SEC on November 17, 2014 and Form 8-A 12B filed with the SEC on March 24, 2017.

All reports and other documents we subsequently file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all the documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of the reports and documents.

We are not, however, incorporating, any documents or information that we are deemed to furnish and not file in accordance with SEC rules.

You may request a copy of any or all of the documents incorporated by reference but not delivered with this prospectus, at no cost, by writing or telephoning us at the following address and number: Investor Relations, Second Sight Medical Products, Inc., 12744 San Fernando Road, Suite 400, Sylmar, California 91342, telephone (818) 833-5000. We will not, however, send exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents. We also maintain a website at www.secondsight.com. However, the information on our website is not part of this prospectus and should not be relied upon with respect to this offering.